Filed Pursuant to Rule 424(b)(2)

Registration No. 333-200914

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Maximum aggregate offering price	Amount of registration fee(1)
6.350% Fixed Rate Non-Cumulative Preferred Shares, Series C	$230,000,000	$23,161

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933.

Prospectus Supplement

(To Prospectus dated December 12, 2014)

Endurance Specialty Holdings Ltd.

8,000,000 Depositary Shares

Each Representing a 1/1,000th Interest in a Share of

6.350% Non-Cumulative Preferred Shares, Series C

Endurance Specialty Holdings Ltd. is offering depositary shares, each of which represents a 1/1,000th interest in a share of our 6.350% Non-Cumulative Preferred Shares, Series C, $1.00 par value and $25,000 liquidation preference per share (equivalent to $25 per depositary share) (the “Series C Preferred Shares”). Each depositary share, evidenced by a depository receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series C Preferred Shares represented thereby (including any dividend, liquidation, redemption and voting rights).

•	We will pay dividends on the Series C Preferred Shares when, as and if declared by our board of directors or a duly authorized committee thereof. Any such dividends will be payable from the date of original issuance on a non-cumulative basis, quarterly in arrears, beginning on March 15, 2016. Distributions will be made in respect of the depositary shares representing the Series C Preferred Shares if and to the extent dividends are paid on the related Series C Preferred Shares. See “Description of the Series C Preferred Shares—Dividends.”

•	So long as any Series C Preferred Shares remain outstanding, unless full dividends on all outstanding Series C Preferred Shares payable on a dividend payment date have been declared and paid or provided for, no dividend shall be paid or declared on our ordinary shares or any of our other securities ranking junior to the Series C Preferred Shares (other than a dividend payable solely in ordinary shares or in other junior shares) during the following dividend period.

•	We are not allowed to redeem the Series C Preferred Shares before December 15, 2020, except in specified circumstances relating to certain corporate, regulatory or tax events. See “Description of the Series C Preferred Shares—Redemption,” “Description of the Series C Preferred Shares—Redemption upon Capital Disqualification Event” and “Description of the Series C Preferred Shares—Tax Redemption.”

•	On and after December 15, 2020, we may, at our option, in whole or in part, redeem the Series C Preferred Shares at a redemption price of $25,000 per Series C Preferred Share (equivalent to $25 per depositary share), plus declared and unpaid dividends, if any. Our ability to redeem the Series C Preferred Shares is subject to certain restrictions described under “Description of the Series C Preferred Shares—Redemption.” The depositary shares representing the Series C Preferred Shares will be redeemed if and to the extent the related Series C Preferred Shares are redeemed by us.

•	Neither the depositary shares nor the Series C Preferred Shares represented thereby have a stated maturity, nor will they be subject to any sinking fund or mandatory redemption. The Series C Preferred Shares are not convertible into any other securities.

The Series C Preferred Shares will not have voting rights, except as set forth under “Description of the Series C Preferred Shares—Voting Rights”. A holder of depositary shares representing fractional interests in the Series C Preferred Shares will be entitled to direct the depositary how to vote in such circumstances. See “Description of the Depositary Shares—Voting Rights.”

There is currently no public market for the depositary shares or the Series C Preferred Shares represented thereby. We intend to apply to list the depositary shares representing the Series C Preferred Shares on the New York Stock Exchange (“NYSE”) under the symbol “ENHPRC.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing the Series C Preferred Shares.

Investing in the depositary shares and the Series C Preferred Shares involves a number of risks. See “Risk Factors” beginning on page S-9, where specific risks associated with the depositary shares and the Preferred Shares are described, along with the other information in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus before you make your investment decision.

	Per Depositary Share		Total (3)
Public offering price (1)	$ 25.00		$ 200,000,000
Underwriting discount (2)
Retail orders	$ 0.7875		$5,729,062.50
Institutional Orders	$ 0.5000		$ 362,500
Proceeds, before expenses, to us	$24.3562	(4)	$ 193,908,438

(1)	The initial public offering price does not include accrued dividends, if any, that may be declared. Dividends, if declared, will accrue from the date of original issuance, which is expected to be November 24, 2015.
(2)	The underwriting discount will be $0.7875 per depositary share for retail orders and $0.5000 per depositary share for institutional orders. See “Underwriting” beginning on page S-42 of this prospectus supplement for additional discussion regarding underwriting compensation and discounts.
(3)	The underwriters may also purchase up to an additional 1,200,000 depositary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
(4)	The proceeds, before expenses, to us are calculated using an average weighted underwriting discount for retail and institutional orders.

None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the depositary shares, in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about November 24, 2015. See “Alternative Settlement Date.”

Joint Book-Running Managers

Morgan Stanley	Wells Fargo Securities

Co-Managers

Barclays	BMO Capital Markets	Deutsche Bank Securities	HSBC	J.P. Morgan	ING	Lloyds Securities

The date of this prospectus supplement is November 17, 2015.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with information that is different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not, and the underwriters are not, making, an offer to sell the depositary shares representing the Series C Preferred Shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of the depositary shares representing the Series C Preferred Shares.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering, risk factors and material tax considerations of the depositary shares that we are selling in this offering and the Series C Preferred Shares represented thereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in making your investment decision. To fully understand this offering, you should also read all of these documents, including those referred to under the caption “Where You Can Find More Information” in this prospectus supplement. Investors should carefully review the risk factors relating to us and the section titled “Risk Factors” in Item 1A (which updates the information in the accompanying prospectus) within Part I of our Annual Report on Form 10-K for the year ended December 31, 2014 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement shall control.

As used in this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “Endurance,” “we,” “us,” “our” and the “Company” refer to the consolidated operations of Endurance Specialty Holdings Ltd. and its direct and indirect subsidiaries, including Endurance Specialty Insurance Ltd. (“Endurance Bermuda”), Montpelier Reinsurance Ltd. (“Montpelier Re”), Endurance Worldwide Insurance Limited, Endurance at Lloyd’s Limited, Endurance Reinsurance Corporation of America, Endurance American Insurance Company, Endurance American Specialty Insurance Company, Endurance Risk Solutions Assurance Co. and American Agri-Business Insurance Company. “Endurance Holdings” refers solely to Endurance Specialty Holdings Ltd.

Securities may be offered or sold in Bermuda only in compliance with provisions of the Investment Business Act 2003, the Exchange Control Act of 1972, and related regulations of Bermuda that regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy dated June 1, 2005, provides that where any equity securities of a Bermuda company, which would include our ordinary shares, are listed on an appointed stock exchange (the New York Stock Exchange (“NYSE”) is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of such company, including the depositary shares representing the Series C Preferred Shares described herein, from and/or to a non-resident of Bermuda, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, the BMA has granted us permission, subject to our ordinary shares or voting shares being listed on an appointed stock exchange, to issue, grant, create, sell and transfer any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts, collectively, the “Securities,” to and among persons who are either resident or non-resident of Bermuda for exchange control purposes, whether or not the Securities are listed on an appointed stock exchange.

ALTERNATE SETTLEMENT DATE

It is expected that the delivery of the depositary shares will be made on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the depositary shares (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares on the initial pricing date or the next succeeding business day will be required, by virtue of the fact that the depositary shares initially will settle in T+5, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The PSLRA provides a “safe harbor” for forward-looking statements. These forward-looking statements reflect our current views with respect to us specifically and the insurance and reinsurance business generally, investments, capital markets and the general economic environments in which we operate. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, industry consolidation and development of competing financial products;

•	greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events or as a result of changing climate conditions, than our underwriting, reserving or investment practices have anticipated;

•	changes in market conditions in the agriculture industry, which may vary depending upon demand for agricultural products, weather, commodity prices, natural disasters, technological advances in agricultural practices, changes in U.S. and foreign legislation and policies related to agricultural products and producers;

•	termination of or changes in the terms of the U.S. multiple peril crop insurance program and termination or changes to the U.S. farm bill, including modifications to the Standard Reinsurance Agreement put in place by the Risk Management Agency of the U.S. Department of Agriculture;

•	decreased demand for property and casualty insurance or reinsurance or increased competition due to an increase in capacity of property and casualty insurers and reinsurers;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	the inability to renew business previously underwritten or acquired;

•	the inability to obtain or maintain financial strength or claims-paying ratings by one or more of our subsidiaries;

•	our ability to effectively integrate acquired operations and to continue to expand our business;

•	uncertainties in our reserving process, including the potential for adverse development of our loss reserves or failure of our loss limitation methods;

•	the ability of the counterparty institutions with which we conduct business to continue to meet their obligations to us;

•	the failure or delay of the Florida Hurricane Catastrophe Fund or private market participants in Florida to promptly pay claims, particularly following a large windstorm or of multiple smaller storms;

•	our continued ability to comply with applicable financial standards and restrictive covenants, the breach of which could trigger significant collateral or prepayment obligations;

•	Endurance Holdings, Endurance Bermuda or Montpelier Re becomes subject to income taxes in jurisdictions outside of Bermuda;

•	changes in tax regulations or laws applicable to us, our subsidiaries, brokers or customers;

•	state, federal and foreign regulations that impede our ability to charge adequate rates and efficiently allocate capital;

•	changes in insurance regulations in the U.S. or other jurisdictions in which we operate, including the implementation of Solvency II by the European Commission;

•	reduced acceptance of our existing or new products and services;

•	loss of business provided by any one of a few brokers on whom we depend for a large portion of our revenue, and our exposure to the credit risk of our brokers;

•	actions by our competitors, many of which are larger or have greater financial resources than we do;

•	assessments by states for high risk or otherwise uninsured individuals;

•	the impact of acts of terrorism and acts of war;

•	the effects of terrorist related insurance legislation and laws;

•	the inability to retain key personnel;

•	political stability of Bermuda;

•	changes in the political environment of certain countries in which we operate or underwrite business;

•	changes in accounting regulation, policies or practices;

•	our investment performance;

•	the valuation of our invested assets and the determination of impairments of those assets, if any;

•	the breach of our investment guidelines or the inability of those guidelines to mitigate investment risk;

•	the possible further downgrade of U.S. or foreign government securities by credit rating agencies, and the resulting effect on the value of U.S. or foreign government and other securities in our investment portfolio as well as the uncertainty in the market generally;

•	the need for additional capital in the future, which may not be available or only available on unfavorable terms;

•	the ability to maintain the availability of our systems and safeguard the security of our data in the event of a disaster or other unanticipated event;

•	changes in general economic conditions, and/or industry specific conditions, including inflation, foreign currency exchange rates, interest rates, and other factors;

•	risks relating to our acquisition of Montpelier Re Holdings Ltd. (“Montpelier Holdings”), including risks that our future financial performance may differ from projections, risks relating to integration challenges and costs, and other risks that we may not be able to effectively manage our expanded operations; and

•	the possible need for additional capital in the future, which may not be available on satisfactory terms as a result of the acquisition of Montpelier Holdings.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement beginning on page S-11, the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, including the risk factors set forth in Item 1A thereof. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

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SUMMARY

This summary contains basic information about Endurance and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the depositary shares representing the Series C Preferred Shares. You should read this entire prospectus supplement carefully, including the section entitled “Risk Factors,” the accompanying prospectus and the documents incorporated herein by reference (including the risk factors set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015), our financial statements and notes thereto incorporated by reference into this prospectus supplement, and the accompanying base prospectus, before making an investment decision.

ENDURANCE SPECIALTY HOLDINGS LTD.

Endurance Holdings is a holding company domiciled in Bermuda. Through our operating subsidiaries based in Bermuda, the United States and the United Kingdom, we focus on underwriting specialty lines of personal and commercial property and casualty insurance and reinsurance on a global basis. For us, specialty lines are those lines of insurance and reinsurance that require dedicated, specialized underwriting skills and resources in order to be profitably underwritten. Our principal executive offices are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and our telephone number is (441) 278-0400.

THE OFFERING

Issuer	Endurance Specialty Holdings Ltd.

Securities Offered	8,000,000 depositary shares, each representing a 1/1,000th interest in a share of 6.350% Non-Cumulative Preferred Shares, Series C, $1.00 par value per share, with a liquidation preference of $25,000 per share (equivalent to $25 per depositary share). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a Series C Preferred Share represented by such depositary share, to all the rights and preferences of the Series C Preferred Shares represented thereby (including dividend, voting, redemption and liquidation rights). The underwriters may also purchase up to an additional 1,200,000 depositary shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement. We may from time to time elect to issue additional depositary shares representing additional Series C Preferred Shares, and all the additional depositary shares would be deemed to form a single series with the depositary shares offered hereby.

Dividends

Dividends on the Series C Preferred Shares, when, as and if declared by the board of directors of Endurance Holdings or a duly authorized committee of the board, will accrue and be payable on the liquidation preference amount from the original issue date, on a non-cumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year (each, a “dividend payment date”), at an annual rate of 6.350%. Any such dividends paid on the Series C Preferred Shares will be distributed to holders of depositary shares in the manner described under “Description of the Depositary Shares—

Dividends and Other Distributions” in this prospectus supplement. Dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends on the Series C Preferred Shares are not cumulative. Accordingly, in the event dividends are not declared on the Series C Preferred Shares for payment on any dividend payment date, then such dividends will not accrue and will not be payable. If the board of directors of Endurance Holdings or a duly authorized committee of the board has not declared a dividend before the dividend payment date for any dividend period, we will have no obligation to pay dividends for such dividend period after the dividend payment date for that dividend period, whether or not dividends on the Series C Preferred Shares are declared for any future dividend period.

The dividends paid on the Series C Preferred Shares should qualify as “qualified dividend income” if, as is intended, we successfully list the depositary shares representing the Series C Preferred Shares on the NYSE. Qualified dividend income is subject to preferential tax rates, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. Dividends paid on the Series C Preferred Shares to U.S. corporate shareholders will not be eligible for the dividends-received deduction. There is a risk that dividends, if any, paid prior to the listing of the depositary shares representing the Series C Preferred Shares on the New York Stock Exchange may not constitute qualified dividend income. See “Material Tax Considerations” in this prospectus supplement.

Dividend Payment Date	The 15th day of March, June, September and December of each year, commencing on March 15, 2016. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date. Dividends on the Series C Preferred Shares will not be mandatory.

Payment of Additional Amounts, Redemption upon Capital Disqualification Event and Tax Redemption

Subject to certain limitations, we will pay additional amounts to holders of the Series C Preferred Shares, as additional dividends, to make up for any deduction or withholding for any taxes or other charges imposed by or on behalf of any “relevant taxing jurisdiction” (as defined in “Description of the Series C Preferred Shares—Tax Redemption” in this prospectus supplement) on amounts we must pay with respect to the Series C Preferred Shares, so that the net amounts paid will be equal to the amounts we would otherwise be required to pay had no such withholding or deduction been required. See “Description of the Series C Preferred Shares—Payment of Additional Amounts” in this prospectus supplement. At any time within 90 days following the occurrence of a capital redemption trigger date (as defined in “Description of the Series C Preferred

Shares—Redemption upon Capital Disqualification Event” in this prospectus supplement) on which we have reasonably determined a capital disqualification event (as defined in “Description of the Series C Preferred Shares—Redemption upon Capital Disqualification Event” in this prospectus supplement) has occurred, or if there is a substantial probability that we or any successor corporation would become obligated to pay any additional amounts as a result of a “change in tax law” (as defined in “Description of the Series C Preferred Shares—Tax Redemption” in this prospectus supplement), we will also have the option to redeem the Series C Preferred Shares, in the case of a capital disqualification event, at any time in whole or in part from time to time and, in the case of a “change in tax law,” at any time in whole, in each case at a redemption price of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, to the date of redemption. See “Description of the Series C Preferred Shares—Redemption upon Capital Disqualification Event” and “Description of the Series C Preferred Shares—Tax Redemption” in this prospectus supplement.

Redemption	On and after December 15, 2020, the Series C Preferred Shares will be redeemable at our option, in whole or in part from time to time, at a redemption price equal to $25,000 per Series C Preferred Share (equivalent to $25 per depositary share), plus declared and unpaid dividends, if any, without interest on such unpaid dividends. We may not redeem the Series C Preferred Shares before December 15, 2020, except as described under “Description of the Series C Preferred Shares—Redemption upon Capital Disqualification Event” and “Description of the Series C Preferred Shares—Tax Redemption” in this prospectus supplement, and except that we may redeem all but not less than all of the Series C Preferred Shares before that date at a redemption price of $26,000 per share (equivalent to $26 per depositary share), plus declared and unpaid dividends, if any, to the date of redemption, if we

•	submit a proposal to our holders of ordinary shares concerning an amalgamation, consolidation, merger, scheme of arrangement, reconstruction, reincorporation, de-registration or other similar transaction involving us that requires a vote of the holders of our Series C Preferred Shares, voting separately as a single class (alone or with one or more classes or series of preferred shares); or

•	submit any proposal for any other matter that, as a result of any change in Bermuda law after the date of this prospectus supplement (whether by enactment or official interpretation), requires a vote of the holders of our Series C Preferred Shares, voting separately as a single class (alone or with one or more classes or series of preferred shares).

The Series C Preferred Shares will not be subject to any sinking fund or other obligation of ours to redeem, purchase or retire the Series C Preferred Shares.

Under Bermuda law, no redemption of the Series C Preferred Shares may be effected if, on the date that the redemption is to be effected, we have reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due.

Substitution or Variation	In lieu of redemption, upon or following a tax event or capital disqualification event, we may, without the consent of any holders of the Series C Preferred Shares vary the terms of, or exchange for new securities, the Series C Preferred Shares to eliminate the substantial probability that we would be required to pay additional amounts with respect to the Series C Preferred Shares as a result of a change in tax law or to maintain compliance with certain capital adequacy regulations applicable to us. No such variation of terms or securities in exchange shall change specified terms of the Series C Preferred Shares. See “Description of the Series C Preferred Shares—Substitution or Variation” in this prospectus supplement.

Ranking	The Series C Preferred Shares:

•	will rank senior to our junior shares with respect to the payment of dividends and distributions upon our liquidation, dissolution or winding-up. Junior shares includes our ordinary shares and any other class of shares that rank junior to the Series C Preferred Shares either with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding-up;

•	will rank equally with each other series of shares ranking on parity with the Series C Preferred Shares with respect to dividends and distributions upon our liquidation, dissolution or winding-up, which we refer to as parity shares. As of the date of this prospectus supplement, our 7.75% Non-Cumulative Preferred Shares, Series A, $200 million in aggregate liquidation preference (the “Series A Preferred Shares”) and our 7.50% Non-Cumulative Preferred Shares, Series B, $230 million in aggregate liquidation preference (the “Series B Preferred Shares”), are the only classes or series of parity stock outstanding; and

•	will rank junior to any series of any shares ranking senior to the Series C Preferred Shares with respect to dividends or distributions upon our liquidation, dissolution or winding-up, which we refer to as senior shares. As of the date of this prospectus supplement, we do not have any senior shares.

So long as any Series C Preferred Shares remain outstanding, unless full dividends on all outstanding Series C Preferred Shares payable on a dividend payment date have been declared and paid or provided for:

•	no dividend shall be paid or declared on our ordinary shares or other junior shares (other than a dividend payable solely in ordinary shares or in other junior shares) during the following dividend period; and

•	no ordinary shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares and (iii) as permitted by the bye-laws of Endurance Holdings in effect on the date of issuance of the Series C Preferred Shares).

For any dividend period in which dividends are not paid in full upon the Series C Preferred Shares and any parity shares, all dividends declared for such dividend period with respect to the Series C Preferred Shares and such parity shares shall be declared on a pro rata basis in accordance with the respective aggregate liquidation preferences of the Series C Preferred Shares and any parity shares. See “Description of the Series C Preferred Shares—Dividends” in this prospectus supplement.

Liquidation Rights	Upon any voluntary or involuntary liquidation, dissolution or winding-up of Endurance, holders of the Series C Preferred Shares and any parity shares are entitled to receive out of our assets available for distribution to shareholders, before any distribution is made to holders of ordinary shares or other junior shares, a liquidating distribution in the amount of $25,000 per Series C Preferred Share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, without interest on such unpaid dividends. Distributions will be made pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preferred Shares and any parity shares and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors. See “Description of the Series C Preferred Shares—Liquidation Rights” in this prospectus supplement.

Voting Rights	Holders of the Series C Preferred Shares will have no voting rights, except with respect to certain fundamental changes in the terms of the Series C Preferred Shares and in the case of certain dividend non-payments or as otherwise required by Bermuda law or the bye-laws of Endurance Holdings. See “Description of the Series C Preferred Shares—Voting Rights” in this prospectus supplement.

Maturity	Neither the depositary shares nor the Series C Preferred Shares represented thereby have any maturity date, and we are not required to redeem the depositary shares or the Series C Preferred Shares represented thereby. Holders of the depositary shares will have no right to have the Series C Preferred Shares redeemed. Accordingly, the Series C Preferred Shares and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them.

Preemptive Rights	Holders of the Series C Preferred Shares, and in turn, the depositary shares will have no preemptive rights.

Listing	We intend to apply to have the depositary shares representing Series C Preferred Shares approved for listing on the NYSE under the symbol “ENHPRC.”

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $193.4 million, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding Series A Preferred Shares. Beginning on December 15, 2015, the 8,000,000 outstanding Series A Preferred Shares are redeemable at our option at a price of $25 per share plus declared and unpaid dividends, if any, and upon prior written notice of not less than 30 and not more than 60 days. We intend to use any remaining net proceeds for general corporate purposes, including repurchases of our outstanding ordinary shares and debt and to support the underwriting activities of our insurance and reinsurance subsidiaries.

Risk Factors	You should consider carefully all of the information set forth, referred to or incorporated in this prospectus supplement and, in particular, should evaluate the specific factors set forth in the section entitled “Risk Factors” for an explanation of certain risks related to purchasing the depositary shares representing the Series C Preferred Shares.

Form of Depositary Shares Representing the Series C Preferred Shares	The depositary shares representing the Series C Preferred Shares will be represented by one or more global securities registered in the name of The Depository Trust Company or its nominee. This means that holders will not receive a certificate for their depositary shares representing the Series C Preferred Shares and the depositary shares representing the Series C Preferred Shares will not be registered in their names. Ownership interests in the depositary shares representing the Series C Preferred Shares will be shown on, and transfers of the depositary shares representing the Series C Preferred Shares will be effected only through, records maintained by participants in The Depository Trust Company. The Depository Trust Company and the dividend disbursing agent for the depositary shares representing the Series C Preferred Shares will be responsible for dividend payments to you.

Transfer Agent and Registrar	Computershare Trust Company, N.A.

Dividend Disbursing Agent and Redemption Agent	Computershare, Inc.

Depositary	Computershare, Inc. and Computershare Trust Company, N.A.

SUMMARY HISTORICAL FINANCIAL DATA

The following table presents our summary historical financial data. The consolidated statements of income data for each of the years in the three-year period ended December 31, 2014 and the consolidated balance sheet data as of December 31, 2014 and 2013 have been derived from our audited consolidated financial statements which are incorporated by reference into this prospectus supplement. The consolidated balance sheet data as of December 31, 2012 has been derived from our audited consolidated financial statements, which are not incorporated by reference into this prospectus supplement. The consolidated statements of income for the nine months ended September 30, 2015 and the consolidated balance sheet data as of September 30, 2015 have been derived from our interim unaudited consolidated financial statements, which are incorporated by reference into this prospectus supplement. Operating results for the nine months ended September 30, 2015, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2015.

The historical consolidated financial data and other statistical data presented below should be read in conjunction with our consolidated financial statements and the related notes thereto and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our 10-K for the year ended December 31, 2014 and our 10-Q for the quarter ended September 30, 2015, each of which is incorporated by reference into this prospectus supplement. Our consolidated financial information may not be indicative of our future performance.

	Nine months ended September 30, 2015(1)	Nine months ended September 30, 2014	For the years ended December 31,
			2014	2013	2012
Selected Income Statement Data:
Gross premiums written	$2,805,213	$2,473,050	$2,894,076	$2,665,244	$2,549,026
Net premiums written	1,660,727	1,700,238	1,934,206	2,048,933	2,029,495
Net premiums earned	1,404,997	1,392,699	1,863,978	2,016,484	2,013,900
Net investment income	90,646	105,649	131,543	166,216	173,326
Net realized and unrealized gains	32,898	18,071	14,283	15,164	72,139
Net impairment losses recognized in earnings	(1,111)	(411)	(625)	(1,616)	(847)
Net losses and loss expenses	675,051	726,361	970,162	1,219,684	1,520,995
Acquisition expenses	257,521	244,150	319,513	304,430	303,179
General and administrative expenses	170,648	186,759	313,587	294,906	235,689
Net income	247,215	263,877	348,450	311,915	162,516
Preferred dividends	24,564	24,564	32,750	32,750	32,750
Net income attributable to non-controlling interests	(2,707)	—	—	—	—
Net income available to common and participating shareholders	219,944	239,313	315,700	279,165	129,766

	As of September 30,	As of December 31,
	2015(1)	2014	2013	2012
Selected Balance Sheet Data:
Cash and investments	$8,976,741	$6,719,889	$6,574,787	$6,638,942
Total assets	14,028,835	9,644,782	8,978,122	8,794,972
Reserve for losses and loss expenses	4,489,836	3,846,859	4,002,259	4,240,876
Reserve for unearned premiums	2,230,552	1,254,519	1,018,851	965,244
Debt(2)	915,147	527,715	527,478	527,339
Preferred shares, Series A non-cumulative	8,000	8,000	8,000	8,000
Preferred shares, Series B non-cumulative	9,200	9,200	9,200	9,200
Non-controlling interests	259,474	—	—	—
Total shareholders’ equity	5,056,344	3,185,182	2,886,549	2,710,597

(1)	Includes the results of Montpelier Holdings since July 31, 2015. On July 31, 2015, we completed the acquisition of Montpelier Holdings. During the three and nine months ended September 30, 2015, we recorded revenue attributable to Montpelier of approximately $94 million. Additional information regarding the Montpelier Holdings acquisition, including pro forma financial information for the three and nine months ended September 30, 2015, can be found in the Quarterly Report on form 10-Q filed on November 6, 2015, which is incorporated herein by reference.
(2)	Excludes the repayment at maturity on October 15, 2015 of $198.5 million of our 6.15% Senior Notes due 2015.

RISK FACTORS

Before investing in the depositary shares representing the Series C Preferred Shares, you should carefully consider the following risk factors and all other information set forth and incorporated by reference in this prospectus supplement and accompanying prospectus, including the “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015. These risks could materially affect our business, results of operations or financial condition. You could lose all or part of your investment.

Risk Factors Relating to the Series C Preferred Shares

General market conditions and unpredictable factors could adversely affect market prices for the depositary shares representing the Series C Preferred Shares.

There can be no assurance about the market prices for the depositary shares representing the Series C Preferred Shares. Several factors, many of which are beyond our control, will influence the market value of the depositary shares representing the Series C Preferred Shares. Factors that might influence the market value of the depositary shares representing the Series C Preferred Shares include, but are not limited to:

•	whether dividends have been declared and are likely to be declared on the Series C Preferred Shares from time to time;

•	our creditworthiness, financial condition, performance and prospects;

•	whether the ratings on the Series C Preferred Shares provided by any ratings agency have changed;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

If you purchase depositary shares representing the Series C Preferred Shares, whether in this offering or in the secondary market, the depositary shares representing the Series C Preferred Shares may subsequently trade at a discount to the price that you paid for them.

You are making an investment decision with regard to the depositary shares as well as the Series C Preferred Shares.

We are issuing fractional interests in Series C Preferred Shares in the form of depositary shares. Accordingly, the depositary will rely on the dividends and other distributions it receives on the Series C Preferred Shares to fund all payments on the depositary shares represented thereby. You should carefully review the information describing both of these securities under the sections entitled “Description of Share Capital” and “Description of Depositary Shares” in the accompanying prospectus, and “Description of the Series C Preferred Shares” and “Description of the Depositary Shares” in this prospectus supplement.

Market interest rates may adversely affect the value of our depositary shares representing the Series C Preferred Shares.

One of the factors that will influence the price of our depositary shares representing the Series C Preferred Shares will be the dividend yield on the Series C Preferred Shares (as a percentage of the price of our depositary shares representing the Series C Preferred Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our depositary shares representing the Series C Preferred Shares to seek a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of our depositary shares representing the Series C Preferred Shares to decrease.

Dividends on the Series C Preferred Shares are non-cumulative.

Dividends on the Series C Preferred Shares are non-cumulative and payable only out of available funds under Bermuda law. Consequently, if the board of directors of Endurance Holdings (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period, holders of the Series C Preferred Shares and, in turn, the depositary shares would not be entitled to receive any such dividend, and such unpaid dividend will not accrue and will not be payable. We will have no obligation to pay dividends for a dividend period on or after the dividend payment date for such period if the board of directors of Endurance Holdings (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Series C Preferred Shares or any other preferred shares and/or ordinary shares.

Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments.

Endurance Holdings is a holding company and, as such, has no substantial operations of its own. Dividends and other permitted distributions from our operating subsidiaries are expected to be our primary source of funds to meet ongoing cash requirements, including debt service payments and other expenses, and to pay dividends, if any, to shareholders, including holders of the Series C Preferred Shares and, in turn, the depositary shares. Bermuda law and regulations, including but not limited to Bermuda insurance regulations, restrict the declaration and payment of dividends and the making of distributions by Endurance Bermuda and Montpelier Re to us and in certain cases requires the prior notifications to, or the approval of, the BMA. Subject to such laws, the directors of Endurance Bermuda and Montpelier Re have the authority to determine whether or not to declare dividends to us. The maximum amount of dividends that could have been paid, or additional paid-in capital that could have been returned, by Endurance Bermuda to us at September 30, 2015, without such notification, was approximately $604 million. In addition, in 2011, Endurance Holdings loaned Endurance Bermuda $200.0 million, which remains outstanding and is callable on demand. As of September 30, 2015, Montpelier Re could pay a dividend or return additional paid-in capital totaling $4.8 million without prior regulatory approval based upon the Bermuda insurance and corporate regulations. There is no assurance that dividends will be declared or paid by Endurance Bermuda or Montpelier Re in the future. The inability of Endurance Bermuda and Montpelier Re to pay dividends to us in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our operations and on our ability to pay dividends on the Series C Preferred Shares. In addition, Endurance Holdings’ U.S. and U.K. operating subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. We therefore do not expect to receive material dividends from these operating subsidiaries in the foreseeable future.

We are subject to Bermuda regulatory constraints that will affect our ability to pay dividends on our ordinary shares, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares and make other payments. Under the Bermuda Companies Act 1981, as amended (the “Companies Act”), we may declare or pay a dividend out of retained earnings, or make a distribution out of contributed surplus only if we have reasonable grounds for believing that we are, and would after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets would thereby not be less than the aggregate of our liabilities and issued share capital and share premium accounts. In addition, the terms of our bank credit facility prohibit us from declaring or paying any dividends if a default or event of default has occurred and is continuing at the time of such declaration or payment or would result from such declaration or payment. Under Bermuda law, no redemption of the Series C Preferred Shares may be effected if on the date that the redemption is to be effected, there are reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. Preferred shares, including the Series C Preferred Shares, may also not be redeemed if as a result of the redemption, our issued share capital would be reduced below the minimum capital specified in the memorandum of association of Endurance Holdings.

We may not have sufficient cash from our operations to enable us to pay dividends on or to redeem the Series C Preferred Shares following the payment of expenses and the establishment of any reserves.

We may not have sufficient cash available each quarter to pay dividends. In addition, we may have insufficient cash available to redeem the Series C Preferred Shares. The amount of dividends we can pay or use to redeem Series C Preferred Shares depends upon the amount of cash we generate from our operations that will be available for dividends or to redeem the Series C Preferred Shares, which may fluctuate based on, among other things:

•	the level of our operating costs;

•	prevailing global and regional economic and political conditions;

•	the effect of governmental regulations;

•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to raise additional equity to satisfy our capital needs;

•	restrictions under our credit facilities or any debt, including existing restrictions under our credit facilities on our ability to declare or pay dividends if an event of default has occurred and is continuing or if the payment of the dividend would result in an event of default; and

•	the amount of any cash reserves established by our board of directors.

The amount of cash we generate from our operations may differ materially from our net income or loss for the period, which will be affected by non-cash items, and our board of directors in its discretion may elect not to declare any dividends. As a result of these and the other factors mentioned above, we may declare and pay dividends during periods when we record losses and may not declare and pay dividends during periods when we record net income.

The Series C Preferred Shares are equity and are subordinate to our existing and future indebtedness.

The Series C Preferred Shares are equity interests and do not constitute indebtedness. As such, the Series C Preferred Shares will rank junior to all of our indebtedness and other non-equity claims with respect to assets available to satisfy our claims, including in our liquidation. As of September 30, 2015, and after giving effect to the repayment of our 6.15% Senior Notes on October 15, 2015, our total consolidated debt was $716.7 million. We may incur additional debt in the future. Our existing and future indebtedness may restrict payments of dividends on the Series C Preferred Shares. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred shares like the Series C Preferred Shares, (1) dividends are payable only if declared by the board of directors of Endurance Holdings (or a duly authorized committee of the board) and (2) as described above under “—Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and make other payments” in this prospectus supplement, we are subject to certain regulatory and other constraints affecting our ability to pay dividends and make other payments.

Distributions on the depositary shares representing the Series C Preferred Shares are subject to distributions on the Series C Preferred Shares.

As described in this prospectus supplement, the depositary shares we are issuing are comprised of fractional interests in the Series C Preferred Shares. The depositary will rely solely on the dividend payments and other distributions on the Series C Preferred Shares it receives from us to fund all payments on the depositary shares represented thereby. Dividends on the Series C Preferred Shares will be non-cumulative and payable only when, as and if declared by our Board of Directors. If our Board of Directors does not declare a dividend on the Series C Preferred Shares for any period, holders of the depositary shares representing the Series C Preferred Shares will have no right to receive a dividend for that period.

Your interests in the Series C Preferred Shares could be diluted by the issuance of additional preferred shares, including additional Series C Preferred Shares, and by other transactions.

There are outstanding at this time Series A Preferred Shares having an aggregate liquidation preference of $200 million and Series B Preferred Shares having an aggregate liquidation preference of $230 million. The Series A Preferred Shares and the Series B Preferred Shares will be on par with the Series C Preferred Shares with respect to the payment of dividends and the distribution of assets upon a liquidation, dissolution or winding-up of Endurance Holdings. We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding Series A Preferred Shares. See “Use of Proceeds” below in this prospectus supplement. The issuance of additional preferred shares on a par with or senior to our Series C Preferred Shares would dilute the interests of the holders of our Series C Preferred Shares, and any issuance of preferred shares senior to our Series C Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series C Preferred Shares in the event of a liquidation, dissolution or winding-up of Endurance Holdings.

Under certain limited circumstance, the terms of the Series C Preferred Shares may change without your consent or approval.

Under the terms of the Series C Preferred Shares, we may elect to vary the terms of the Series C Preferred Shares without your consent or approval, following the occurrence of a tax event or a capital disqualification event, if the change in terms (i) in the case of a tax event, would eliminate the substantial probability that we or a successor corporation would be required to pay any additional amounts with respect to the Series C Preferred Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, would cause the Series C Preferred Shares to become securities that qualify as Tier 1 or Tier 2 capital under then-applicable capital adequacy regulations imposed upon us by the BMA or any successor agency or then-applicable regulatory authority. However, our exercise of this right is subject to certain conditions, including that the terms considered in the aggregate cannot be less favorable, including from a financial perspective, to holders of the Series C Preferred Shares than the terms of the Series C Preferred Shares prior to being varied or exchanged. See “Description of the Series C Preferred Shares—Substitution or Variation” in this prospectus supplement.

You may be unable to sell your depositary shares representing the Series C Preferred Shares if an active trading market does not develop.

The Series C Preferred Shares and the depositary shares representing the Series C Preferred Shares are a new issue with no established trading market. Although we intend to apply to have the depositary shares representing the Series C Preferred Shares approved for listing on the NYSE, there may be little or no secondary market for the depositary shares representing the Series C Preferred Shares. Even if a secondary market for the depositary shares representing the Series C Preferred Shares develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and ask prices in any secondary market could be substantial. As a result, holders of the depositary shares representing the Series C Preferred Shares may be required to bear the financial risks of an investment in the depositary shares representing the Series C Preferred Shares for an indefinite period of time. We do not expect that there will be any separate public trading market for the Series C Preferred Shares except as represented by the depositary shares.

The voting rights of holders of the Series C Preferred Shares and, in turn, the depositary shares representing the Series C Preferred Shares will be limited.

Holders of the Series C Preferred Shares and, in turn, the depositary shares representing the Series C Preferred Shares will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series C Preferred Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole shares of Series C Preferred Shares. The limited voting rights of holders of the Series C Preferred Shares include the right to vote as a class on certain matters described under “Description of the Series C Preferred Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. In addition, if dividends on the Series C Preferred Shares have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding Series C Preferred Shares and, in turn, the depositary shares, together with holders of any other series of our preferred shares ranking equal with the Series C Preferred Shares with similar voting rights (including our Series A Preferred Shares and our Series B Preferred Shares, if they are then outstanding), will be entitled to vote for the election of two additional directors to our board of directors subject to the terms and to the limited extent described under “Description of the Series C Preferred Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement.

There are no voting rights for the holders of the depositary shares representing the Series C Preferred Shares with respect to our issuance of additional securities that rank equally with the Series C Preferred Shares.

The Series A Preferred Shares and the Series B Preferred Shares will rank equally with the Series C Preferred Shares with respect to dividends, distributions upon or liquidation, dissolution or winding-up. We may issue additional securities that rank equally with the Series C Preferred Shares without the vote of the holders of the Series C Preferred Shares represented by depositary shares. See “Description of the Series C Preferred Shares—Voting Rights” and “Description of the Depositary Shares—Voting Rights” in this prospectus supplement. The issuance of securities ranking equally with the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares may reduce the amount available for dividends and the amount recoverable by holders of the depositary shares representing the Series C Preferred Shares in the event of our liquidation, dissolution or winding-up.

The Series C Preferred Shares ratings may be downgraded.

We have sought to obtain a rating for the Series C Preferred Shares. However, if any ratings are assigned to the Series C Preferred Shares in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for or the market value of the Series C Preferred Shares and, in turn, the depositary shares. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. A rating is not a recommendation to purchase, sell or hold any particular security, including the Series C Preferred Shares and, in turn, the depositary shares. Ratings do not reflect market prices or suitability of a security for a particular investor and any future rating of the Series C Preferred Shares may not reflect all risks related to us and our business, or the structure or market value of the Series C Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the depositary shares.

A classification of the depositary shares representing the Series C Preferred Shares by the National Association of Insurance Commissioners may impact U.S. insurance companies that purchase the Series C Preferred Shares.

The National Association of Insurance Commissioners, or the NAIC, may from time to time, in its discretion, classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. The NAIC’s written guidelines for classifying securities as debt, preferred equity or common equity include subjective factors that require the relevant NAIC examiner to exercise substantial judgment in making a classification. There is therefore a risk that the depositary shares representing the Series C Preferred Shares may be classified by the NAIC as common equity instead of preferred equity. The NAIC classification determines the amount of risk-based capital (“RBC”) charges incurred by insurance companies in connection with an investment in a security. Securities classified as common equity by the NAIC carry RBC charges that can be significantly higher than the RBC requirement for debt or preferred equity. Therefore, any classification of the depositary shares representing the Series C Preferred Shares as common equity may adversely affect U.S. insurance companies that hold depositary shares representing the Series C Preferred Shares. In addition, a determination by the NAIC to classify the depositary shares representing the Series C Preferred Shares as common equity may adversely impact the trading of the depositary shares representing the Series C Preferred Shares in the secondary market.

A holder of our Series C Preferred Shares and, in turn, the depositary shares, may be required to sell its shares.

The bye-laws of Endurance Holdings provide that we have the option, but not the obligation, to require a shareholder to sell its shares of Endurance Holdings (which would include the depositary shares representing the Series C Preferred Shares ) for their fair market value to us, to other shareholders or to third parties if we determine, based on the written advice of legal counsel, that failure to exercise our option would result in non-de minimis adverse tax, legal or regulatory consequences to us or any other holder of our shares. Our right to require a shareholder to sell its shares of Endurance Holdings to us will be limited to the purchase of a number of shares that will permit avoidance of those adverse consequences. See “Description of Share Capital—Bye-Laws” in the accompanying prospectus.

A holder of our Series C Preferred Shares, and in turn, the depositary shares may be required to indemnify us for any tax liability that results from the acts of that holder.

The bye-laws of Endurance Holdings provide certain protections against adverse tax consequences to us resulting from laws that apply to shareholders of Endurance Holdings. If a shareholder’s death or non-payment of any tax or duty payable by the shareholder, or any other act or thing involving the shareholder, causes any adverse tax consequences to us, (i) the shareholder (or his executor or administrator) is required to indemnify us against any tax liability that we incur as a result, (ii) we will have a lien on any dividends or any other distributions payable to the shareholder by us to the extent of the tax liability and (iii) if any amounts not covered by our lien on dividends and distributions are owed to us by the shareholder as a result of our tax liability, we have the right to refuse to register any transfer of the shareholder’s shares. See “Description of Share Capital—Bye-Laws” in the accompanying prospectus.

There are provisions in our charter documents that may reduce or increase the voting rights of our shares that are entitled to vote and thereby affect the voting rights of the depositary shares.

There are provisions in the charter documents of Endurance Holdings that may reduce or increase the voting rights of our shares that are entitled to vote, including the Series C Preferred Shares, in the event there is a Nonpayment Event (as defined in “Description of the Series C Preferred Shares—Voting Rights” in this prospectus supplement) that triggers the Series C Preferred Shareholders’ right, voting together as a single class with holders of any and all other series of voting preferred shares then outstanding, to elect two directors to the board of directors of Endurance Holdings. These provisions generally provide that any shareholder owning shares, directly, indirectly or, in the case of any U.S. Person, by attribution, which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares (a “9.5% shareholder”) will have the voting rights attached to such shares reduced so that it may not exercise more than 9.5% of the total voting rights. Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. The bye-laws of Endurance Holdings provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders. See “Description of the Series C Preferred Shares—Voting Rights” in this prospectus supplement.

As a result of any reallocation of votes, your voting rights might increase above 5% of the aggregate voting power of the outstanding shares, thereby possibly resulting in your becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, the reallocation of your votes could result in your becoming subject to filing requirements under Section 16 of the Exchange Act. See “Description of Share Capital—Voting” in the accompanying prospectus.

The Series C Preferred Shares are subject to our rights of redemption.

On and after December 15, 2020, the Series C Preferred Shares will be redeemable at our option, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus declared and unpaid dividends, if any. Whenever we redeem Series C Preferred Shares held by the depositary, the depositary will, as of the same redemption date, redeem the number of depositary shares representing Series C Preferred Shares so redeemed. See “Description of the Series C Preferred Shares—Redemption” and “Description of the Depositary Shares—Redemption” in this prospectus supplement. We have no obligation to redeem or repurchase the Series C Preferred Shares under any circumstances.

The Series C Preferred Shares are also redeemable at our option at any time prior to December 15, 2020, if we have submitted to the holders of our ordinary shares a proposal for an amalgamation, consolidation, merger, scheme of arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving Endurance Holdings, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after the date of this prospectus supplement whether by enactment or official interpretation, requires, in either case, a vote of the holders of the Series C Preferred Shares at the time outstanding. Our option to redeem the Series C Preferred Shares under such circumstances shall be for all and not less than all of the outstanding Series C Preferred Shares upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26,000 per Series C Preferred Share (equivalent to $26 per depositary share), plus all declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

In addition, we may redeem the Series C Preferred Shares at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus declared and unpaid dividends, if any, (i) at any time within 90 days following the occurrence of a capital redemption trigger date (as defined in “Description of the Series C Preferred Shares—Redemption upon Capital Disqualification Event” in this prospectus supplement) on which we have reasonably determined a capital disqualification event (as defined in “Description of the Series C Preferred Shares—Redemption upon Capital Disqualification Event” in this prospectus supplement) has occurred, or (ii) if there is a substantial probability that we or any successor corporation would become obligated to pay any additional amounts as a result of a “change in tax law” (as defined in “Description of the Series C Preferred Shares—Tax Redemption” in this prospectus supplement).

If we redeem the Series C Preferred Shares in connection with one of the events or circumstances described above, you may not be able to reinvest your proceeds at the same rate of return or at all. See “Description of the Series C Preferred Shares—Redemption” and “Description of the Series C Preferred Shares—Tax Redemption” in this prospectus supplement.

USE OF PROCEEDS

The estimated net proceeds from this offering will be approximately $193.4 million, after deducting underwriting discount and estimated offering expenses. We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding Series A Preferred Shares. Beginning on December 15, 2015, the 8,000,000 outstanding Series A Preferred Shares are redeemable at our option at a price of $25 per share plus declared and unpaid dividends, if any, and upon prior written notice of not less than 30 and not more than 60 days. We intend to use any remaining net proceeds for general corporate purposes, including repurchases of our outstanding ordinary shares and debt and to support the underwriting activities of our insurance and reinsurance subsidiaries.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred dividends for each of the periods indicated:

	Nine Months Ended September 30,	Year Ended December 31,
	2015	2014	2013	2012	2011		2010
Ratio of Earnings to Fixed Charges(1)	8.4	8.5	8.6	5.0	—	(3)	10.6
Ratio of Earnings to Combined Fixed Charges and Preferred Share Dividends(2)	4.9	5.0	4.8	2.8	—	(3)	7.6

(1)	For the purposes of determining the ratio of earnings to fixed charges, earnings consist of net income (loss) before tax (benefit) expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs, and the interest portion of rental payments under operating leases.
(2)	For purposes of determining the ratio of earnings to combined fixed charges and preferred share dividends, earnings consist of earnings as described in Note 1 above. Fixed charges has the meaning described in Note 1 above plus dividends declared on our Series A Preferred Shares and Series B Preferred Shares. Results for the nine months ended September 30, 2015 include $24.6 million of dividends declared on our Series A Preferred Shares and our Series B Preferred Shares, paid out of available funds for the payment of dividends under Bermuda law.
(3)	Earnings of $116.7 million and $140.9 million would have been required in order to attain a ratio of earnings to fixed charges and a ratio of earnings to combined fixed charges and preferred dividends, respectively, of one-to-one for the year ended December 31, 2011.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of September 30, 2015:

•	on an actual basis;

•	on an as adjusted basis to give effect to the repayment at maturity on October 15, 2015 of our 6.15% Senior Notes due 2015;

•	on an as further adjusted basis to give effect to the issuance of the Series C Preferred Shares, assuming the underwriters do not exercise their option to purchase additional shares and the redemption in full of our outstanding Series A Preferred Shares as described under “Use of Proceeds” above in this prospectus supplement.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2015
	Actual	As Adjusted		As Further Adjusted
	(Dollars in thousands, other than per share data)
Debt:
Bank debt(1)	$96	$96		$96
6.15% senior notes due 2015	198,496	—	(3)	—	(3)
4.70% senior notes due 2022	308,402	308,402		308,402
7.00% senior notes due 2034	329,294	329,294		329,294
Trust preferred securities	69,859	69,859		69,859
Revolving credit facility(2)	9,000	9,000		9,000

Total debt	$915,147	$716,651		$716,651

Shareholders’ equity(4)
Preferred shares, Series A, Non-Cumulative, par value $1.00 per share: 8,000,000 issued and outstanding, aggregate liquidation preference $200,000	$8,000	$8,000		$—
Preferred shares, Series B, Non-Cumulative, par value $1.00 per share: 9,200,000 issued and outstanding, aggregate liquidation preference $230,000	9,200	9,200		9,200
Preferred shares offered hereby	—	—		8
Common shares, ordinary, par value $1.00 per share: 120,000,000 authorized, 66,606,820 issued and outstanding	66,607	66,607		66,607
Additional paid-in capital	2,108,447	2,108,447		2,116,439
Accumulated other comprehensive (loss) income	(8,544)	(8,544)		(8,544)
Retained earnings	2,613,160	2,613,160		2,613,160

Total shareholders’ equity available to Endurance Holdings	4,796,870	4,796,870		4,796,870
Non-controlling interests	259,474	259,474		259,474

Total shareholders’ equity	5,056,344	5,056,344		5,056,344

Total capitalization	$5,971,491	$5,772,995		$5,772,995

(1)	Represents outstanding amounts for purchased fixed assets.
(2)	Represents the outstanding amounts borrowed by Blue Capital Reinsurance Holdings Ltd. (“BCRH”), a fully consolidated affiliate of the Company, under BCRH’s unsecured credit agreement for which the Company serves as guarantor.
(3)	Our outstanding 6.15% Senior Notes matured and were repaid on October 15, 2015.
(4)	As of September 30, 2015, no options to purchase ordinary shares were fully vested and exercisable.

DESCRIPTION OF THE SERIES C PREFERRED SHARES

The following description of the particular terms of the Series C Preferred Shares supplements the description of the general terms and provisions of the preferred shares set forth under “Description of Share Capital—Preference Shares” beginning on page 24 in the accompanying prospectus. The following summary of the terms and provisions of the Series C Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of the bye-laws of Endurance Holdings, which we have previously filed with the Securities and Exchange Commission, or the SEC, and the Certificate of Designations creating the Series C Preferred Shares, which will be included as an exhibit to documents that we file with the SEC. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. As used in this section, references to “we,” “us,” “our” and “Endurance Holdings” refer to Endurance Specialty Holdings Ltd. and do not include its subsidiaries.

General

On November 11, 2015, our board of directors approved the Certificate of Designations setting forth the specific rights, preferences, limitations and other terms of the Series C Preferred Shares. The Series C Preferred Shares constitute a series of our authorized preferred shares. At present, we have no issued shares that are senior to the Series C Preferred Shares with respect to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up. At present, our Series A Preferred Shares and Series B Preferred Shares comprise the only classes of our shares that rank on par with the Series C Preferred Shares with respect to payment of dividends and distribution of assets upon our liquidation, dissolution or winding-up. See “—Ranking” below in this prospectus supplement. We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding Series A Preferred Shares. See “Use of Proceeds” in this prospectus supplement.

We will generally be able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of available funds for such payment under Bermuda law (i.e., after taking account of all indebtedness and other non-equity claims). The Series C Preferred Shares will be fully paid and nonassessable when issued, which means that holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Series C Preferred Shares will not have preemptive or subscription rights to acquire more of our capital shares.

The Series C Preferred Shares will not be convertible into, or exchangeable for, shares of any other class or series of shares or other securities of ours. The Series C Preferred Shares have no stated maturity and will not be subject to any sinking fund, retirement fund or purchase fund or other obligation of Endurance Holdings to redeem or purchase the Series C Preferred Shares.

Ranking

The Series C Preferred Shares will rank senior to our junior shares (as defined herein), junior to our senior shares (as defined herein) and equally with each other series of our preferred shares that we may issue with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding-up. There is outstanding at this time $200 million aggregate liquidation preference of our Series A Preferred Shares and $230 million aggregate liquidation preference of our Series B Preferred Shares, which rank on par with the Series C Preferred Shares with respect to the payment of dividends and distribution of assets upon a liquidation, dissolution or winding-up of Endurance Holdings. At present, our Series A Preferred Shares and our Series B Preferred Shares are the only outstanding shares that are in parity with respect to payment of dividends and distribution of assets in liquidation, dissolution or winding-up with the Series C Preferred Shares. We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding Series A Preferred Shares. See “Use of Proceeds” in this prospectus supplement. Unless our shareholders otherwise provide, our board of directors may from time to time create and issue additional preferred shares of other classes and series and fix their relative rights, preferences and limitations.

Dividends

Dividends on the Series C Preferred Shares will not be mandatory. Holders of Series C Preferred Shares will be entitled to receive non-cumulative cash dividends only when, as and if declared by the board of directors of Endurance Holdings or a duly authorized committee of the board, out of available funds for the payment of dividends under Bermuda law, from the original issue date, quarterly on the 15th day of March, June, September and December of each year, commencing on March 15, 2016. These dividends will accrue with respect to a particular dividend period, on the liquidation preference amount of $25,000 per share at an annual rate of 6.350%. Assuming an initial issuance date of November 24, 2015, the initial dividend payable on March 15, 2016 will be $489.4792 per Series C Preferred Share (equivalent to $0.4894792 per depositary share). In the event that we issue additional Series C Preferred Shares after the original issue date, dividends on such additional shares may accrue from the original issue date or any other date we specify at the time such additional shares are issued.

Dividends, if so declared, will be payable to holders of record of the Series C Preferred Shares as they appear on our books on the applicable record date, which shall be the 15th calendar day before that dividend payment date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “dividend record date”). These dividend record dates will apply regardless of whether a particular dividend record date is a business day.

A dividend period is the period from and including a dividend payment date to but excluding the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Series C Preferred Shares and will end on and exclude the March 15, 2016 dividend payment date. Dividends payable on the Series C Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date will be the next succeeding business day with the same force and effect as if made on the original dividend payment date, and no additional dividends shall accrue on the amount so payable from such date to such next succeeding business day.

Dividends on the Series C Preferred Shares will not be cumulative. Accordingly, if the board of directors of Endurance Holdings, or a duly authorized committee of the board, does not declare a dividend on the Series C Preferred Shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on the Series C Preferred Shares or any other preferred shares we may issue in the future.

So long as any Series C Preferred Shares remain outstanding, unless full dividends on all outstanding Series C Preferred Shares and parity shares (as defined below) payable on a dividend payment date have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside):

•	no dividend shall be paid or declared on our ordinary shares or any other junior shares (other than a dividend payable solely in ordinary shares or in other junior shares) during the following dividend period; and

•	no ordinary shares or other junior shares shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior shares for or into other junior shares, or the exchange or conversion of one junior share for or into another junior share, (ii) through the use of the proceeds of a substantially contemporaneous sale of junior shares and (iii) as permitted by the bye-laws of Endurance Holdings in effect on the date of issuance of the Series C Preferred Shares).

As used in this prospectus supplement, “junior shares” means any class or series of our capital shares that ranks junior to the Series C Preferred Shares either with respect to the payment of dividends or the distribution of assets upon any liquidation, dissolution or winding-up of Endurance Holdings. At the date of this prospectus supplement, junior shares consist of our ordinary shares.

As used in this prospectus supplement, “senior shares” means any class or series of our capital shares that ranks senior to the Series C Preferred Shares either with respect to the payment of dividends or the distribution of assets on any liquidation, dissolution or winding-up of Endurance Holdings. At the date of this prospectus supplement we have no senior shares outstanding.

When dividends are not paid (or declared and a sum set aside) in full on any dividend payment date (or, in the case of parity shares (as defined below) having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Shares, on a dividend payment date falling within the related dividend period for the Series C Preferred Shares) on the Series C Preferred Shares and any parity shares, all dividends declared by the board of directors of Endurance Holdings or a duly authorized committee of the board on the Series C Preferred Shares and all such parity shares and payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Shares, on a dividend payment date falling within the related dividend period for the Series C Preferred Shares) shall be declared by the board or such committee pro rata in accordance with the respective aggregate liquidation preferences of the Series C Preferred Shares and any parity shares so that the respective amounts of such dividends shall bear the same ratio to each other as all declared but unpaid dividends per Series C Preferred Share and all parity shares payable on such dividend payment date (or, in the case of parity shares having dividend payment dates different from the dividend payment dates pertaining to the Series C Preferred Shares, on a dividend payment date falling within the related dividend period for the Series C Preferred Shares) bear to each other.

As used in this prospectus supplement, “parity shares” means any class or series of our capital shares that ranks equally with the Series C Preferred Shares with respect to the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of Endurance Holdings. At the date of this prospectus supplement, our Series A Preferred Shares and our Series B Preferred Shares comprise the only classes of our shares that would be considered parity shares.

Certain Bermuda Restrictions on Payment of Dividends

The Companies Act limits our ability to pay dividends. Under Bermuda law, we may not lawfully declare or pay a dividend if we have reasonable grounds for believing that we are, and would after payment of the dividend be, unable to pay our liabilities as they become due, or that the realizable value of our assets would, after payment of the dividend, be less than the aggregate value of our liabilities, issued share capital and share premium accounts. In addition, our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us.

Payment of Additional Amounts

We will make all payments on the Series C Preferred Shares free and clear of and without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any relevant taxing jurisdiction (as defined under “—Tax Redemption” in this prospectus supplement), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of any relevant taxing jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in any relevant taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the Series C Preferred Shares such additional amounts (the “additional amounts”) as dividends as may be necessary so that the net amounts paid will be equal to the amounts we would otherwise have been required to pay had no such withholding or deduction been required.

We will not be required to pay any additional amounts for or on account of:

1.	any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Series C Preferred Shares or any Series C Preferred Shares presented for payment more than 30 days after the Relevant Date (except to the extent that the holder would have been entitled to such amounts if it had presented such shares for payment on any day within such 30 day period). The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the dividend disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the Series C Preferred Shares;

2.	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge or any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payment of the liquidation preference or of any dividends on the Series C Preferred Shares;

3.	any tax, fee, duty, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such Series C Preferred Shares to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such tax, fee, duty, assessment or other governmental charge; or

4.	any combination of items (1), (2) and (3).

In addition, we will not pay additional amounts with respect to any payment on any such Series C Preferred Shares to any holder who is a fiduciary, partnership, limited liability company or other pass-through entity other than the sole beneficial owner of such Series C Preferred Shares if such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership, limited liability company or other pass-through entity or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the Series C Preferred Shares.

If there is a substantial probability that we or any successor corporation would become obligated to pay any additional amounts as a result of a change in tax law, we will also have the option to redeem the Series C Preferred Shares as described in “—Tax Redemption” in this prospectus supplement.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding-up of Endurance Holdings, holders of the Series C Preferred Shares are entitled to receive out of our assets available for distribution to shareholders, after satisfaction of liabilities to creditors, if any, but before any distribution of assets is made to holders of our ordinary shares or any of our other shares ranking junior as to such a distribution to the Series C Preferred Shares, a liquidating distribution in the amount of $25,000 per Series C Preferred Share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any.

In any such distribution, if our assets are not sufficient to pay the liquidation preferences in full to all holders of the Series C Preferred Shares and all holders of any parity shares, the amounts paid to the holders of

Series C Preferred Shares and to the holders of any parity shares will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders, but only to the extent we have assets available after satisfaction of all liabilities to creditors. On the date of this prospectus supplement, Endurance Holdings’ outstanding Series A Preferred Shares, with an aggregate liquidation preference of $200 million, and Series B Preferred Shares, with an aggregate liquidation preference of $230 million, comprise the only classes of Endurance Holdings’ shares that would be considered “parity shares” under the Certificate of Designations that will create the Series C Preferred Shares. In any such distribution, the “liquidation preference” of any holder of preferred shares means the amount payable to such holder in such distribution (assuming no limitation on assets available for distribution), including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends, whether or not declared, in the case of any holder of shares on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of the Series C Preferred Shares and any holders of parity shares, the holders of our other shares shall be entitled to receive all of our remaining assets according to their respective rights and preferences.

For purposes of this section, a consolidation, amalgamation, merger, arrangement, reincorporation, de-registration or reconstruction involving Endurance Holdings or the sale or transfer of all or substantially all of the shares or the property or business of Endurance Holdings will not be deemed to constitute a liquidation, dissolution or winding-up.

Redemption

The Series C Preferred Shares are not subject to any mandatory redemption, sinking fund, retirement fund, purchase fund or other similar provisions. Except as described below under “—Redemption upon Capital Disqualification Event” and “—Tax Redemption” or as otherwise set forth below in this prospectus supplement, the Series C Preferred Shares are not redeemable prior to December 15, 2020. On and after that date, the Series C Preferred Shares will be redeemable at our option, in whole or in part, upon not less than 30 days nor more than 60 days notice, at a redemption price equal to $25,000 per preferred share (equivalent to $25 per depositary share), plus declared and unpaid dividends, if any, at any time or from time to time, without interest on such unpaid dividends. Holders of the Series C Preferred Shares will have no right to require the redemption of the Series C Preferred Shares.

The Series C Preferred Shares are also redeemable at our option at any time prior to December 15, 2020 if we have submitted to the holders of our ordinary shares a proposal for an amalgamation, consolidation, scheme of merger, arrangement, reconstruction, reincorporation, de-registration or any other similar transaction involving Endurance Holdings that requires, or we have submitted any proposal for any other matter that, as a result of any change in Bermuda law after the date of this prospectus supplement (whether by enactment or official interpretation) that requires, in either case, a vote of the holders of the Series C Preferred Shares at the time outstanding, voting separately as a single class (alone or with one or more other classes or series of preferred shares). Our option to redeem the Series C Preferred Shares under such circumstances shall be for all and not less than all of the outstanding Series C Preferred Shares upon not less than 30 nor more than 60 days prior written notice, and at a redemption price of $26,000 per Series C Preferred Share (equivalent to $26 per depositary share), plus all declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends.

The redemption price for any Series C Preferred Shares shall be payable on the redemption date to the holders of such shares against book entry transfer or surrender of the certificate(s) evidencing such shares to us or our agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the dividend record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such dividend record date relating to the dividend payment date provided in “—Dividends” above in this prospectus supplement.

Prior to delivering notice of redemption as provided below, we will file with our corporate records a certificate signed by one of our officers affirming our compliance with the redemption provisions under the Companies Act relating to the Series C Preferred Shares, and stating that there are reasonable grounds for believing that we are, and after the redemption will be, able to pay our liabilities as they become due and that the redemption will not cause us to breach any provision of applicable Bermuda law or regulation. We will mail a copy of this certificate with the notice of any redemption.

If the Series C Preferred Shares are to be redeemed, the notice of redemption shall be given by first class mail to the holders of record of the Series C Preferred Shares to be redeemed, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series C Preferred Shares are held in book-entry form through The Depository Trust Company, or “DTC,” we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:

•	the redemption date;

•	the number of Series C Preferred Shares to be redeemed and, if less than all the Series C Preferred Shares held by such holder are to be redeemed, the number of such Series C Preferred Shares to be redeemed from such holder;

•	the redemption price; and

•	that the shares should be delivered via book entry transfer or the place or places where holders may surrender certificates evidencing the Series C Preferred Shares for payment of the redemption price.

If notice of redemption of any Series C Preferred Shares has been given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any Series C Preferred Shares so called for redemption, then, from and after the redemption date, no further dividends will be declared on such Series C Preferred Shares, such Series C Preferred Shares shall no longer be deemed outstanding and all rights of the holders of such Series C Preferred Shares will terminate, except the right to receive the redemption price, without interest.

In case of any redemption of only part of the Series C Preferred Shares at the time outstanding, the Series C Preferred Shares to be redeemed shall be selected either pro rata or in such other manner as we may determine to be fair and equitable.

Under Bermuda law, we may not redeem our preferred shares (including the Series C Preferred Shares) at any time if we have reasonable grounds for believing that we are, or after the redemption would be, unable to pay our liabilities as they become due. Preferred shares (including the Series C Preferred Shares) may not be redeemed except out of the capital paid up thereon or out of our funds that would otherwise be available for dividends or distributions. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of our assets would thereby be less than the aggregate of our liabilities, issued share capital and share premium accounts. Preferred shares also may not be redeemed if as a result of the redemption, our issued share capital would be reduced below the minimum capital specified in the memorandum of association of Endurance Holdings.

Redemption upon Capital Disqualification Event

We will have the option to redeem for cash the Series C Preferred Shares at any time in whole or from time to time in part, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under “Description of the Series C Preferred Shares—Redemption” above in this prospectus supplement, at a redemption price of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, at any time within 90 days following the occurrence of the date (a “capital redemption trigger date”) on which we have reasonably determined that, as a result of (a) any amendment to, or change in, the laws or regulations of

Bermuda that is enacted or becomes effective after the initial issuance of the Series C Preferred Shares; (b) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Series C Preferred Shares; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Series C Preferred Shares, a “capital disqualification event” (as defined below) has occurred; provided that any such redemption in part may only be made if (x) we have reasonably determined that the portion of the Series C Preferred Shares to be redeemed is the subject of the capital disqualification event and (y) after giving effect to such redemption, we have reasonably determined that a capital disqualification event will not exist with respect to the then-outstanding Series C Preferred Shares and such redemption will not result in the suspension or removal of the depositary shares representing the Series C Preferred Shares from listing on the New York Stock Exchange.

As used in this prospectus supplement, “capital adequacy regulations” means the solvency margin, capital adequacy regulations or any other regulatory capital rules applicable to us from time to time on an individual or group basis pursuant to Bermuda law and/or the laws of any other relevant jurisdiction and which set out the requirements to be satisfied by financial instruments to qualify as solvency margin or additional solvency margin or regulatory capital (or any equivalent terminology employed by the then applicable capital adequacy regulations).

As used in this prospectus supplement, a “capital disqualification event” has occurred if the Series C Preferred Shares cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions), for purposes of determining our solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Endurance Holdings or any member thereof, where subdivided into tiers, as Tier 1 or Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority) which may include enhanced capital adequacy regulation designed to achieve full equivalency under the Solvency II Directive (Directive 2009/13/EC) and, which includes our individual and group Enhanced Capital Requirements (as defined in the Bermuda capital regulations) under the BMA’s capital regulations, except as a result of any applicable limitation on the amount of such capital. For the avoidance of doubt, a capital disqualification event shall not be deemed to have occurred so long as the Series C Preferred Shares qualify as either Tier 1 or Tier 2 capital securities as described above.

Tax Redemption

We will have the option to redeem for cash the Series C Preferred Shares at any time, in whole, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures described under “Description of the Series C Preferred Shares—Redemption” above in this prospectus supplement, at a redemption price of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if as a result of a “change in tax law” there is a substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series C Preferred Shares and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor corporation (a “tax event”).

A “change in tax law” that would trigger the provisions of the preceding paragraph would be (a) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction as defined below, (b) a change in the official application or interpretation of those laws, regulations or rulings, (c) any execution of or amendment to any treaty affecting taxation to which any relevant taxing jurisdiction is party or (d) a decision rendered by a court of competent jurisdiction in any relevant taxing jurisdiction, whether or not such decision was rendered with respect to us, in each case described in (a)-(d) above occurring after the date of this prospectus supplement. As used in this prospectus supplement, a “relevant taxing jurisdiction” is (a) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (b) any jurisdiction from or through which we or our dividend disbursing agent are making payments on the Series C Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax or (c) any other jurisdiction in which Endurance Holdings or a successor corporation is organized or generally subject to taxation or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

In addition, we will have the option to redeem for cash the Series C Preferred Shares at any time, in whole, upon not less than 30 days nor more than 60 days prior written notice in accordance with the procedures set forth under “Description of the Series C Preferred Shares—Redemption” above, at a redemption price of $25,000 per share (equivalent to $25 per depositary share) plus declared and unpaid dividends, if any, to the date of redemption, without interest on such unpaid dividends, if there is a substantial probability that the entity formed by a consolidation, merger or amalgamation involving us or the entity to which we convey, transfer or lease substantially all our properties and assets will be required to pay additional amounts in respect of any tax, assessment or governmental charge imposed on any holder of Series C Preferred Shares as a result of a change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance, transfer or lease and the payment of those additional amounts cannot be avoided by the use of any reasonable measures available to us or any successor corporation.

Substitution or Variation

In lieu of redemption, at any time following a tax event or at any time following a capital disqualification event, we may, without the consent of any holders of the Series C Preferred Shares, vary the terms of the Series C Preferred Shares such that they remain securities, or exchange the Series C Preferred Shares with new securities, which (i) in the case of a tax event, would eliminate the substantial probability that we or any successor corporation would be required to pay any additional amounts with respect to the Series C Preferred Shares as a result of a change in tax law or (ii) in the case of a capital disqualification event, for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level of Endurance Holdings or any member thereof, where subdivided into tiers, qualify as Tier 1 or Tier 2 capital securities under then-applicable capital adequacy regulations imposed upon us by the BMA (or any successor agency or then-applicable regulatory authority) which may include enhanced capital adequacy regulation designed to achieve full equivalency under the Solvency II Directive (Directive 2009/13/EC) and, which includes our individual and group Enhanced Capital Requirements. In either case, the terms of the varied securities or new securities considered in the aggregate cannot be less favorable to holders than the terms of the Series C Preferred Shares prior to being varied or exchanged; provided that no such variation of terms or securities received in exchange shall change the specified denominations of, dividend payable on, the redemption dates (other than any extension of the period during which an optional redemption may not be exercised by us) or currency of, the Series C Preferred Shares, reduce the liquidation preference thereof, lower the ranking in right of payment with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Series C Preferred Shares, or change the foregoing list of items that may not be so amended as part of such variation or exchange. Further, no such variation of terms or securities received in exchange shall impair the right of a holder of the securities to institute suit for the payment of any amounts due (as provided under the Certificate of Designations), but unpaid with respect to such holder’s securities.

Prior to any variation or exchange, we will be required to receive an opinion of independent legal advisers of recognized standing to the effect that holders and beneficial owners (including holders and beneficial owners of depositary shares) of the Series C Preferred Shares (including as holders and beneficial owners of the varied or exchanged securities) will not recognize income, gain or loss for United States federal income tax purposes as a result of such variation or exchange and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case had such variation or exchange not occurred.

Any variation or exchange of the Series C Preferred Shares described above will be made after notice is given to the holders of the Series C Preferred Shares not less than 30 nor more than 60 days prior to the date fixed for variation or exchange, as applicable.

Voting Rights

Except as provided below or as otherwise from time to time required by law, the holders of the Series C Preferred Shares will have no voting rights.

Whenever dividends on any Series C Preferred Shares shall have not been declared and paid for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (a “nonpayment event”), the holders of the Series C Preferred Shares, voting together as a single class with holders of any and all other series of voting preferred shares (as defined below) then outstanding (including our Series A Preferred Shares and our Series B Preferred Shares, if they are then outstanding), will be entitled to vote for the election of a total of two additional directors to the board of directors of Endurance Holdings (the “preferred shares directors”), provided that the election of any such directors shall not cause us to violate the corporate governance requirements of the SEC or the NYSE (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. In that event, the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the aggregate voting power of the Series C Preferred Shares or of any other series of voting preferred shares (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Endurance Holdings, in which event such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, so long as the rights related to a nonpayment event remain in effect. A request to call a special general meeting for the initial election of the preferred shares directors after a nonpayment event is to be made by written notice, signed by the requisite holders of the Series C Preferred Shares or any other series of voting preferred shares and delivered to the Secretary of Endurance Holdings in person, by first class mail, by any manner as permitted in Endurance Holdings’ bye-laws or by any other manner as permitted by Bermuda law. Each preferred share director will be added to an already existing class of directors. The number of preferred share directors shall never be more than two at any one time. On the date of this prospectus supplement, Endurance Holdings’ outstanding Series A Preferred Shares, with an aggregate liquidation preference of $200 million and outstanding Series B Preferred Shares, with an aggregate liquidation preference of $230 million, comprise the only classes of Endurance Holdings’ shares that would be considered “voting preferred shares” under the Certificate of Designations creating the Series C Preferred Shares. We intend to use the net proceeds from this offering, together with cash on hand, to redeem all of our outstanding Series A Preferred Shares. See “Use of Proceeds” in this prospectus supplement.

As used in this prospectus supplement, “voting preferred shares” means any other class or series of our preferred shares ranking equally with the Series C Preferred Shares with respect to dividends and the distribution of assets upon liquidation, dissolution or winding-up of Endurance Holdings and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Series C Preferred Shares and any other voting preferred shares have been voted in favor of any matter shall be determined by reference to the aggregate voting power, as determined under our bye-laws, of the Series C Preferred Shares and voting preferred shares voted. See “Risk Factors—There are provisions in our charter documents that may reduce or increase the voting rights of our shares that are entitled to vote and thereby affect the voting rights of the depositary shares” in this prospectus supplement.

If and when dividends for at least four dividend periods, whether or not consecutive, following a nonpayment event have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Series C Preferred Shares shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent nonpayment event) and, if such voting rights for all other holders of voting preferred shares have terminated, the term of office of each preferred shares director so elected shall terminate and the number of directors on the board of directors of Endurance Holdings shall automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment event, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.

Any preferred shares director may be removed at any time without cause by the holders of record of a majority of the aggregate voting power, as determined under our bye-laws, of Series C Preferred Shares and any other shares of voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. So long as a nonpayment event shall continue, any vacancy in the office of a preferred shares director (other than prior to the initial election after a nonpayment event) may be filled by the written consent of the preferred shares director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Preferred Shares and any other shares of voting preferred shares then outstanding (voting together as a single class) when they have the voting rights described above. Any vote of preferred shareholders to remove, or to fill a vacancy in the office of, a preferred shares director may be taken only at a special general meeting of such shareholders, called as provided above for an initial election of preferred shares director after a nonpayment event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders of Endurance Holdings, in which event such election shall be held at such next annual or special general meeting of shareholders). The preferred shares directors shall each be entitled to one vote per director on any matter to come before the Endurance Holdings’ board of directors, unless otherwise adjusted pursuant to the bye-laws of Endurance Holdings. Each preferred shares director elected at any special general meeting of shareholders or by written consent of the other preferred shares director shall hold office until the next annual meeting of the shareholders of Endurance Holdings if such office shall not have previously terminated as above provided.

The Companies Act provides the right to vote in respect of an amalgamation or merger for all shares of a Bermuda incorporated company whether or not such shares otherwise carry the right to vote. As a result, the Series C Preferred Shares, along with our ordinary shares and, if outstanding, our Series A Preferred Shares, Series B Preferred Shares and any other class or series of share capital, would have the right to vote together on an amalgamation or merger if a vote in connection with such a transaction is required under the Companies Act.

The bye-laws of Endurance Holdings provide that all or any of the special rights of any class of shares (including the Series C Preferred Shares) issued may be altered or abrogated with the consent in writing of the holders of not less than seventy-five percent (75%) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or proxy. The necessary quorum requirements for the separate general meeting are two or more persons holding or representing by proxy more than fifty percent (50%) of the aggregate voting power of the shares of the relevant class. The bye-laws of Endurance Holdings also provide that the rights attaching to or the terms of issue of such shares or class of shares (including the Series C Preferred Shares), as the case may be, shall not be deemed to be altered by (i) the creation or issue of further shares ranking pari passu therewith, (ii) the creation or issue for full value (as determined by the board of directors of Endurance Holdings) of further shares ranking as regards participation in our profits or assets or otherwise in priority to them, or (iii) our purchase or redemption of any of our own shares. The Companies Act provides that in certain circumstances, non-voting shares have the right to vote (for example without limitation, converting a limited liability company to unlimited liability company, discontinuance of a company from Bermuda, or conversion of preferred shares into redeemable preferred shares).

Without the consent of the holders of the Series C Preferred Shares, so long as such action does not affect the special rights, preferences, privileges and voting powers of the Series C Preferred Shares, taken as a whole, we may amend, alter, supplement or repeal any terms of the Series C Preferred Shares:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designations for the Series C Preferred Shares that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Series C Preferred Shares that is not inconsistent with the provisions of the Certificate of Designations.

The foregoing voting provisions will not apply with respect to the Series C Preferred Shares if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Series C Preferred Shares shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of Series C Preferred Shares to effect such redemption.

Holders of the Series C Preferred Shares only have the right to vote in limited circumstances, as set forth above. There are provisions in the bye-laws of Endurance Holdings that may reduce or increase the voting rights of our shares that are entitled to vote, including the Series C Preferred Shares represented by the depositary shares, in the event there is a nonpayment event that triggers the Series C Preferred Shareholders’ right, voting together as a single class with holders of any and all other series of voting preferred shares then outstanding, to elect two directors to the board of directors of Endurance Holdings. These provisions generally provide that any shareholder owning shares, directly, indirectly or, in the case of any U.S. person, by attribution, which confer votes in excess of 9.5% of the votes conferred by all of the issued and outstanding shares (a “9.5% shareholder”) will have the voting rights attached to such shares reduced so that it may not exercise more than 9.5% of the total voting rights. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder’s “control group.” A “control group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the “controlled shares” of such person. “Controlled shares” means all shares that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of a U.S. person, constructively (within the meaning of Section 958(b) of the Code). A similar limitation is to be applied to shares held directly by members of a “related group.” A “related group” means a group of shareholders that are investment vehicles and are under common control and management. Any reduction in votes will generally be allocated proportionately among members of the shareholder’s “control group” or “related group,” as the case may be. The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of Endurance Holdings who were not members of these groups so long as such reallocation does not cause any person to become a 9.5% shareholder.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. The bye-laws of Endurance Holdings provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders.

Conversion

The Series C Preferred Shares are not convertible into or exchangeable for any other securities or property of Endurance Holdings.

Listing of the Series C Preferred Shares

We do not intend to list the Series C Preferred Shares on any exchange or expect that there will be any separate public trading market for the Series C Preferred Shares except as represented by the depositary shares, which depositary shares we intend to apply to list on the NYSE under the symbol “ENHPRC.”

DESCRIPTION OF THE DEPOSITARY SHARES

The following description of the terms of the depositary shares representing fractional interests in the Series C Preferred Shares supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the depositary shares set forth under “Description of Depositary Shares” in the accompanying prospectus. The following summary of the terms and provisions of the depositary shares representing the Series C Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the terms and provisions of the Deposit Agreement (as defined below), which will be included as an exhibit to documents that we file with the SEC, the form of depositary receipts, which contain the terms and provisions of the depositary shares and which will be included as an exhibit to documents that we file with the SEC, the pertinent sections of the amended and restated bye-laws and the pertinent sections of the Certificate of Designations. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the accompanying prospectus. As used in this section, references to “we,” “us,” “our” and “the Company” refer to Endurance Special Holdings Ltd. and do not include its subsidiaries.

General

Each depositary share represents a 1/1,000th interest in a Series C Preferred Share and will be evidenced by a depositary receipt. We will deposit the underlying Series C Preferred Shares with the depositary pursuant to a deposit agreement among us, Computershare, Inc. and Computershare Trust Company, N.A., acting as depositary, and the holders from time to time of the depositary receipts (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of Series C Preferred Shares evidenced by that depositary receipt, to all the rights and preferences of Series C Preferred Shares represented by those depositary shares (including any dividend, liquidation, redemption and voting rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement. Immediately following the issuance and delivery of the Series C Preferred Shares by us to the depositary, we will cause the depositary to issue, on our behalf, the depositary receipts and related depositary shares. Copies of the Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

Any dividend or other distribution (including upon our voluntary or involuntary liquidation, dissolution or winding-up) paid in respect of a depositary share will be in an amount equal to 1/1,000th of the dividend declared or distribution payable, as the case may be, on the underlying share of the Series C Preferred Shares. The depositary will distribute all cash dividends and other cash distributions received on the Series C Preferred Shares to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder on the relevant record date. In the event of a distribution other than in cash, the depositary will distribute property received by it to the holders of record of the depositary shares in proportion to the number of depositary shares held by each holder, unless the depositary determines that this distribution is not feasible, in which case the depositary may, with our approval, adopt a method of distribution that it deems practicable, including the sale of the property and distribution of the net proceeds of that sale to the holders of the depositary shares.

Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Series C Preferred Shares.

Subject to any obligation to pay additional amounts as described in “Description of the Series C Preferred Shares—Payment of Additional Amounts” in this prospectus supplement, the amount paid as dividends or otherwise distributable by the depositary with respect to the depositary shares or the underlying Series C Preferred Shares will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges. The depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any depositary shares or the Series C Preferred Shares until such taxes or other governmental charges are paid.

Withdrawal of Series C Preferred Shares

Unless the related depositary shares have been previously called for redemption, a holder of depositary shares may surrender his or her depositary receipts at the corporate trust office of the depositary, pay any taxes, charges and fees provided for in the Deposit Agreement and comply with any other requirements of the Deposit Agreement for the number of whole shares of Series C Preferred Shares and any money or other property represented by such holder’s depositary receipts. A holder of depositary shares who exchanges shares of Series C Preferred Shares will be entitled to receive whole shares of Series C Preferred Shares on the basis set forth herein; partial shares of Series C Preferred Shares will not be issued.

However, holders of whole shares of Series C Preferred Shares will not be entitled to deposit those shares under the Deposit Agreement or to receive depositary shares for those shares after the withdrawal. If the depositary shares surrendered by the holder in connection with the withdrawal exceed the number of depositary shares that represent the number of whole shares of Series C Preferred Shares to be withdrawn, the depositary will deliver to the holder at the same time new depositary shares evidencing the excess number of depositary shares.

Redemption

If the Series C Preferred Shares underlying the depositary shares are redeemed, in whole or in part, a corresponding number of depositary shares will be redeemed with the proceeds received by the depositary from the redemption of the Series C Preferred Shares held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the applicable redemption price per share payable in respect of such Series C Preferred Shares.

Whenever we redeem Series C Preferred Shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing Series C Preferred Shares so redeemed. If fewer than all of the outstanding depositary shares are redeemed, the depositary will select the depositary shares to be redeemed pro rata or by lot or by any other equitable method as may be determined by the depositary or as may be required by the principal national stock exchange on which the depositary shares are listed. The depositary will mail (or otherwise transmit by an authorized method) notice of redemption to holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series C Preferred Shares and the related depositary shares.

Voting Rights

Because each depositary share represents a 1/1,000th interest in a Series C Preferred Share, holders of depositary receipts will be entitled to 1/1,000th of a vote per share of the Series C Preferred Shares under those limited circumstances in which holders of the Series C Preferred Shares are entitled to vote. Holders of the depositary shares must act through the depositary to exercise any voting rights in respect of the Series C Preferred Shares. Although each depositary share is entitled to 1/1,000th of a vote, the depositary can only vote whole shares of Series C Preferred Shares. Holders of the depositary shares representing the Series C Preferred Shares will not have any voting rights, except for the limited voting rights described under “Description of the Series C Preferred Shares—Voting Rights” in this prospectus supplement.

When the depositary receives notice of any meeting at which the holders of the Series C Preferred Shares are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares relating to the Series C Preferred Shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Series C Preferred Shares, may instruct the depositary to vote the number of the Series C Preferred Shares votes represented by the holder’s depositary shares. To the extent possible, the depositary will vote the number of the Series C Preferred Shares votes represented by depositary shares in accordance with the instructions it receives.

We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. The depositary will refrain from voting the Series C preferred Shares to the extent it does not receive specific instructions from the holders of any depositary shares representing such Series C Preferred Shares.

Conversion

Holders of depositary receipts will not have the right to convert depositary shares representing the Series C Preferred Shares into, or exchange depositary shares representing the Series C Preferred Shares for, any other securities or property of the Endurance Holdings.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the Deposit Agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless the amendment has been approved by the record holders of at least the amount of the depositary shares then outstanding necessary to approve any amendment that would materially and adversely affect the rights of the holders of the Series C Preferred Shares. Either we or the depositary may terminate the Deposit Agreement if there has been a final distribution in respect of the Series C Preferred Shares in connection with our liquidation, dissolution or winding up.

Charges of Depositary

We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will pay the fees of the depositary in connection with the initial deposit of the Series C Preferred Shares. Holders of depositary receipts will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the Deposit Agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of Series C Preferred Shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to the depositary receipt or Series C Preferred Shares are paid by their holders.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all of our reports and communications which are delivered to the depositary and which we are required to furnish to the holders of our Series C Preferred Shares.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the Deposit Agreement. All of our obligations as well as the depositary’s obligations under the Deposit Agreement are limited to performance in good faith of our respective duties set forth in the Deposit Agreement, and neither of us will be obligated to prosecute or defend any legal proceeding relating to any depositary shares or Series C Preferred Shares unless provided with satisfactory indemnity. We, and the depository, may rely upon written advice of counsel or accountants, or information provided by persons presenting Series C Preferred Shares for deposit, holders of depositary shares, or other persons believed to be competent and on documents believed to be genuine.

Listing of the Depositary Shares

We intend to apply to list the depositary shares representing the Series C Preferred Shares on the NYSE under the symbol “ENHPRC.” If the application is approved, we expect trading to commence within 30 days following the initial issuance of the depositary shares representing the Series C Preferred Shares. We do not expect that there will be any separate public trading market for the Series C Preferred Shares except as represented by the depositary shares.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

Computershare Trust Company, N.A. will be the transfer agent and registrar and Computershare, Inc. will be the dividend disbursing agent and redemption agent for the depositary shares representing the Series C Preferred Shares.

Book-Entry; Delivery and Form

The depositary shares will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. This means that we will not issue certificates to you for the depositary shares except in limited circumstances. The global securities will be issued to DTC, the depository for the depositary shares, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the depositary shares. Each participant will then keep a record of its clients. Unless exchanged in whole or in part for a certificated security, a global security may not be transferred. However, DTC, its nominees, and their successors may transfer a global security as a whole to one another. Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants (direct participants) deposit with DTC. DTC also records the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Neither we nor the underwriters take any responsibility for these operations or procedures, and you are urged to contact DTC or its participants directly to discuss these matters.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

When you purchase depositary shares through the DTC system, the purchases must be made by or through a direct participant, who will receive credit for the depositary shares on DTC’s records. Since you actually own the depositary shares, you are the beneficial owner and your ownership interest will only be recorded in the direct

(or indirect) participants’ records. DTC has no knowledge of your individual ownership of the depositary shares. DTC’s records only show the identity of the direct participants and the amount of the depositary shares held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You will receive these from your direct (or indirect) participant. Thus, the direct (or indirect) participants are responsible for keeping accurate account of the holdings of their customers like you.

We will wire dividend payments to DTC’s nominee and we will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we will have no direct responsibility or liability to pay amounts due on the global securities to you or any other beneficial owners in the global securities.

Any redemption notices will be sent by us directly to DTC, who will in turn inform the direct participants, who will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of dividends or liquidation amount, to credit direct participants’ accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to direct participants whose accounts are credited with preferred securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be based on the customary practices between the participants and owners of beneficial interests, as is the case with the Series C Preferred Shares held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC or us.

Depositary shares represented by global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by us within 90 days; or

•	we determine not to require all of the depositary shares to be represented by global securities.

If the book-entry-only system is discontinued, the transfer agent will keep the registration books for the depositary shares at its corporate office.

MATERIAL TAX CONSIDERATIONS

The following discussion of the anticipated material tax considerations applicable to Endurance Holdings and its operating subsidiaries and the taxation of an investment in our Series C Preferred Shares, including fractional interests therein in the form of depositary shares, is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this discussion. This discussion does not address the taxation of an investment in any securities other than our Series C Preferred Shares. Prospective investors should carefully examine the accompanying prospectus and should consult their professional advisors concerning the possible tax consequences of an investment in Series C Preferred Shares under the laws of their countries of citizenship, residence or domicile.

Taxation of Endurance Holdings and its Subsidiaries

Except as described in the next paragraph with regard to Bermuda taxation, prospective investors should consult the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2014 for tax considerations relating to Endurance Holdings and its operating subsidiaries in Bermuda, the United States and the United Kingdom.

Endurance Holdings and Endurance Bermuda have each obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to Endurance Holdings and Endurance Bermuda or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. By the Exempted Undertaking Tax Protection Amendment Act 2011 this assurance was extended until March 31, 2035. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to Endurance Holdings and Endurance Bermuda. Endurance Holdings and Endurance Bermuda each pay annual Bermuda government fees, and Endurance Bermuda pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Taxation of Holders of Series C Preferred Shares

Bermuda Taxation

Under current Bermuda law, there is no income, corporate or profits tax or withholding tax, capital gains tax or capital transfer tax, estate or inheritance tax payable by our shareholders, other than shareholders ordinarily resident in Bermuda, if any.

Certain United States Federal Income Tax Considerations

The following is a summary of certain material United States federal income tax considerations relating to the acquisition, ownership and disposition of our Series C Preferred Shares by a U.S. Person (as defined below) that acquires Series C Preferred Shares and holds them as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based upon the Code, the regulations promulgated thereunder, rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would assert, or that a court would not sustain a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus supplement. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of such investor’s investment or tax circumstances, or, except as provided herein, to investors subject to special tax rules, such as tax-exempt organizations, brokers and dealers in securities and currencies, banks and other financial institutions, insurance companies, persons that hold Series C Preferred Shares that are a hedge or that are hedged against interest rate or insurance risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. In addition, this summary generally does not address U.S. federal non-income tax consequences (e.g., the Medicare contribution tax) or any aspect of state, local or foreign tax law. This summary assumes that an investor will hold Series C Preferred Shares as capital assets, which generally means as property held for investment. Investors should consult their tax advisors concerning the consequences, in their particular circumstances, of the ownership of Series C Preferred Shares under U.S. federal, state, local and other tax laws.

For U.S. federal income tax purposes and for purposes of the following discussion, a “U.S. Person” means (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any of its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if either (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes. A “Non-U.S. Person” is a nonresident alien individual, or a corporation, estate or trust that is not a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) is the owner of Series C Preferred Shares, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership that is the owner of Series C Preferred Shares should consult the partner’s own tax advisor regarding the U.S. federal income tax consequences to such partner of the acquisition, ownership and disposition of the Series C Preferred Shares.

Owners of the depositary shares representing the Series C Preferred Shares will be treated as beneficial owners of the underlying Series C Preferred Shares for U.S. federal income tax purposes.

United States Taxation of Holders of Series C Preferred Shares

Holders Who Are U.S. Persons

Dividends. Distributions with respect to the Series C Preferred Shares (including the payment of additional amounts) will be treated as ordinary dividend income to the extent of Endurance Holdings’ current or accumulated earnings and profits as determined for U.S. federal income tax purposes, subject to the discussion below relating to the potential application of the “controlled foreign corporation” (“CFC”), “related person insurance income” (“RPII”) and “passive foreign investment company” (“PFIC”) rules. If, as expected, our Series C Preferred Shares are listed on NYSE, these dividends should constitute “qualified dividend income,” which are generally eligible for reduced rates of taxation to certain holders (such as individuals and other non-corporate U.S. holders), provided that certain holding period requirements are satisfied and certain other conditions are met, and provided further that we are not considered a PFIC.

Dividends with respect to Endurance Holdings’ Series C Preferred Shares will not be eligible for the dividends-received deduction generally allowed to U.S. corporations under the Code. The amount of any distribution that exceeds Endurance Holdings’ current and accumulated earnings and profits first will be treated as a tax free return of capital; reducing a holder’s tax basis in the Series C Preferred Shares with regard to which the distribution was made and any amount in excess of such tax basis will be treated as gain from the sale or exchange of such holder’s Series C Preferred Shares.

Classification of Endurance Holdings or any of its non-U.S. subsidiaries as a CFC. Each “10% U.S. Shareholder” of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly or indirectly through foreign entities, in such corporation on the last day, in such year, in which such corporation is a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. A foreign corporation is considered a CFC if “10% U.S. Shareholders” own (directly, indirectly through foreign entities or constructively pursuant to the application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or the total value of all stock of such corporation.

For purposes of taking into account insurance income, a CFC also includes a foreign corporation of which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned (directly, indirectly through foreign entities or constructively pursuant to the application of certain constructive ownership rules) by 10% U.S. Shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks.

A 10% U.S. Shareholder is a U.S. Person who owns, or is treated as owning at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. The Series C Preferred Shares should not be considered voting stock for purposes of determining whether a U.S. Person would be a “10% U.S. Shareholder” unless and until there exists a nonpayment event which triggers the right of holders of the Series C Preferred Shares to elect two additional directors to the board of directors of Endurance Holdings. In such case, the Series C Preferred Shares should be treated as voting stock for as long as such right continues. Due to the anticipated dispersion of Endurance Holdings’ share ownership among holders, its bye-law provisions that impose limitations on the concentration of voting power of any shares that are entitled to vote and authorize the board of directors of Endurance Holdings to repurchase such shares under certain circumstances and other factors, no U.S. Person that owns shares, including Series C Preferred Shares, in Endurance Holdings directly or indirectly through foreign entities should be subject to treatment as a 10% U.S. Shareholder of a CFC. There can be no assurance, however, that the IRS will not challenge the effectiveness of these bye-law provisions for purposes of preventing 10% U.S. Shareholder status and that a court will not sustain such challenge.

RPII Companies.

The CFC rules also apply to certain insurance companies that earn RPII (as defined below). Because Endurance Holdings is a holding company, and will not itself be licensed as an insurance company, Endurance Holdings does not have any RPII. However, the RPII rules of the Code will apply to U.S. Persons (including tax-exempt persons) who, through their ownership of Series C Preferred Shares, are indirect shareholders of a non-U.S. insurance subsidiary that is a CFC for RPII purposes unless an exception applies. If the RPII rules were to apply to any non-U.S. insurance subsidiary of Endurance Holdings (a “Non-U.S. Insurance Subsidiary”), a U.S. Person who owns Series C Preferred Shares of Endurance Holdings, directly or indirectly through foreign entities on the last day of the company’s taxable year, would be required to include in its gross income for U.S. federal income tax purposes its pro rata share of such subsidiary’s RPII for the entire taxable year, regardless of whether such RPII is distributed. For purposes of the RPII rules, each Non-U.S. Insurance Subsidiary will be treated as a CFC if “RPII Shareholders” collectively own directly, indirectly through foreign entities or by application of the constructive ownership rules 25% or more of the stock of such subsidiary by vote or value.

RPII is defined as any “insurance income” attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” of the foreign corporation or a “related person” to such RPII Shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

A “RPII Shareholder” is any U.S. Person who owns, directly or indirectly through foreign entities, any amount (rather than stock possessing 10% or more of the total combined voting power) of stock of a Non-U.S. Insurance Subsidiary, and “related person” means someone who controls or is controlled by the RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. “Control” is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation.

RPII Exceptions. The special RPII rules do not apply to a Non-U.S. Insurance Subsidiary if (i) direct or indirect insureds and persons related to such insureds, whether or not U.S. Persons, own, directly or indirectly, less than 20% of the voting power and less than 20% of the value of the stock of such Non-U.S. Insurance Subsidiary (the “20% Ownership Exception”), (ii) RPII, determined on a gross basis, is less than 20% of such Non-U.S. Insurance Subsidiary’s gross insurance income for the taxable year, as applicable (the “20% Gross Income Exception”), (iii) the Non-U.S. Insurance Subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements or (iv) the Non-U.S. Insurance Subsidiary elects to be treated as a U.S. corporation. Each Non-U.S. Insurance Subsidiary intends to operate in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. It is possible, however, that none of such Non-U.S. Insurance Subsidiaries will be successful in qualifying under this exception.

If none of these exceptions applies, each U.S. Person who directly or indirectly through foreign entities owns shares in Endurance Holdings (and therefore, indirectly in the Non-U.S. Insurance Subsidiaries) on the last day of Endurance Holdings’ taxable year, will be required to include in its gross income for U.S. federal income tax purposes its share of RPII for the entire taxable year. This inclusion will be determined as if such RPII were distributed proportionately only to such U.S. Persons holding shares in Endurance Holdings at that date. The inclusion will be limited to the current-year earnings and profits of the applicable Non-U.S. Insurance Subsidiary reduced by the holder’s pro rata share, if any, of certain prior year deficits in earnings and profits.

Basis Adjustments. A RPII Shareholder’s tax basis in its Endurance Holdings Series C Preferred Shares will be increased by the amount of any RPII or other subpart F income that the holder includes in income. Any distributions made by Endurance Holdings out of previously taxed RPII or other subpart F income will be exempt from further tax in the hands of the RPII Shareholder. The RPII Shareholder’s tax basis in its Endurance Holdings Series C Preferred Shares will be reduced by the amount of any distributions that are excluded from income under this rule.

Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Endurance Holdings and its subsidiaries is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe “such regulations as may be necessary to carry out the purposes of this subsection, including regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the IRS will not challenge any determinations by Endurance Holdings as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Prospective investors should consult their tax advisors as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required with respect to (i) a person who is treated as a RPII Shareholder, (ii) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last day of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation, and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which Endurance Holdings determines that gross RPII constitutes 20% or more of any of the Non-U.S. Insurance Subsidiary’s gross insurance income and the 20% Ownership Exception does not apply, Endurance Holdings intends to mail to all U.S. Persons registered as holders of its shares IRS Form 5471, completed with information from Endurance Holdings, for attachment to the U.S. federal income tax returns of such holders. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above. Failure to file IRS Form 5471 may result in penalties.

Dispositions of Series C Preferred Shares. Subject to the discussion below relating to the redemption of Series C Preferred Shares or the potential application of Code Section 1248 or the “PFIC” rules, any gain or loss realized by a U.S. Person on the sale or other disposition of Series C Preferred Shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized upon such sale or exchange and such holder’s tax basis in the Series C Preferred Shares. If the holding period for these shares exceeds one year at the time of the disposition, any gain will be long-term capital gains which, for individuals and other non-corporate U.S. Persons, are generally eligible for reduced rates of taxation. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive income” for foreign tax credit limitation purposes.

Code Section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as ordinary income to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. For these purposes, the Series C Preferred Shares should not be considered as having voting power unless and until there exists a nonpayment event which triggers the right of holders to elect two additional directors to the board of directors of Endurance Holdings. In such case, the Series C Preferred Shares should be treated as voting stock for as long as such right continues.

Code Section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes and would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Regulations do not specifically address whether or how Code Section 1248 would apply to dispositions of shares of stock in a foreign corporation that is not a CFC and does not directly engage in the insurance business, but has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. Endurance Holdings believes, however, that the application of Code Section 1248 under the RPII rules should not apply to the disposition of Series C Preferred Shares because Endurance Holdings is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will not interpret the regulations in a contrary manner or that the U.S. Treasury Department will not amend the regulations to provide that these rules will apply to dispositions of Series C Preferred Shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of Series C Preferred Shares.

Redemption of Series C Preferred Shares. Subject to the discussion herein relating to the application of the RPII and PFIC rules, under Section 302 of the Code, a redemption of the Series C Preferred Shares will be treated as a dividend to the extent of Endurance Holdings’ current and accumulated earnings and profits, unless such redemption satisfies the tests set forth under Section 302(b) of the Code, which would treat the redemption as a sale or exchange subject to taxation as described above under “Dispositions of Series C Preferred Shares” in this prospectus supplement. A redemption will be treated as a sale or exchange if: (i) it is “substantially disproportionate,” (ii) constitutes a “complete termination of the holder’s stock interest” in us, or (iii) is “not essentially equivalent to a dividend”, each within the meaning of Section 302(b) of the Code. In determining whether any of these tests are satisfied, shares considered to be owned by a U.S. Person by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to a particular holder of the Series C Preferred Shares will depend on the facts and circumstances as of the time the determination is made, U.S. Persons should consult their tax advisors, at such time, to determine their tax treatment in light of their particular circumstances.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income” or (ii) 50% or more of its assets produce or are held for the production of passive income.

For purposes of the PFIC determination, passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business.

This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Endurance Holdings expects for purposes of the PFIC rules that each of its Non-U.S. Insurance Subsidiaries will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business. Accordingly, each of the Non-U.S. Insurance Subsidiaries does not expect to be treated as a PFIC for U.S. federal income tax purposes. There can be no assurances, however, that this will be the case. The PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received directly its proportionate share of the income and as if it held its proportionate share of the assets of any other corporation in which it owns at least 25% by value of the shares. While no explicit guidance is provided by the statutory language, under this look-through rule Endurance Holdings should be deemed to own the assets and to have received the income of its insurance subsidiaries directly for purposes of determining whether it qualifies for the insurance exception. Consequently, Endurance Holdings does not expect to be treated as a PFIC for U.S. federal income tax purposes. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provision. Nevertheless, there are currently no Treasury regulations regarding the application of the PFIC provisions to an insurance company, and new Treasury regulations or pronouncements interpreting or clarifying these rules may be forthcoming. In addition, the determination of PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Therefore, there can be no assurance that the IRS will not challenge this position or that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules and the possible obligation to comply with certain U.S. federal income tax reporting requirements, including the filing of IRS Form 8621.

If Endurance Holdings were characterized as a PFIC during a given year, U.S. Persons owning Series C Preferred Shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such holders made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that Endurance Holdings would be able to provide holders with the information necessary for a U.S. Person to make the elections. In general, a holder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

Other. Except as discussed below with respect to backup withholding, dividends paid by Endurance Holdings will not be subject to U.S. withholding tax.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of dividends with respect to the Series C Preferred Shares and the proceeds from a sale or other disposition of the Series C Preferred Shares unless the holder establishes an exemption from the information reporting rules. A U.S. Person holding Series C Preferred Shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle such person to a refund, provided that the required information is furnished to the IRS.

Holders Who Are Non-U.S. Persons

Dividends and Sales, Exchanges and Other Dispositions. In general (and subject to the discussion below under “Information Reporting and Backup Withholding” in this prospectus supplement), a non-U.S. Person will not be subject to U.S. federal income or withholding tax with respect to payments of dividends on, or gain upon the disposition of, the Series C Preferred Shares unless (i) the dividends or gain are effectively connected with the conduct by the non-U.S. Person of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the shareholder maintains in the United States) or (ii) in the case of gain upon the disposition of shares, the non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met. Nonresident alien individuals will not be subject to U.S. estate tax with respect to the Series C Preferred Shares.

Dividends or gain that is effectively connected with the conduct by a non-U.S. Person of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the shareholder maintains in the United States) will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Person. In addition, if such non-US. Person is a non-U.S. corporation for U.S. Federal income tax purposes, such dividends or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the Series C Preferred Shares are held by a non-U.S. Person through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding would generally not be required. Information reporting, and possibly backup withholding, may apply if the shares are held by a non-U.S. Person through a U.S. (or U.S. related) broker or financial institution and the non-U.S. Person fails to provide appropriate information. Non-U.S. Persons may be required to establish their exemption from information reporting and backup withholding on payments made to them within the U.S. or through a U.S. related broker or financial institution by certifying their status on an applicable IRS W-8 Form. Non-U.S. Persons should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as joint book-running managers and as representatives (the “Representatives”), have severally agreed to purchase, and we have agreed to sell to them, the number of depositary shares indicated below.

Underwriter	Number of Depositary Shares
Morgan Stanley & Co. LLC	3,400,000
Wells Fargo Securities, LLC	3,400,000
Barclays Capital Inc.	200,000
BMO Capital Markets Corp.	200,000
Deutsche Bank Securities Inc.	200,000
HSBC Securities (USA) Inc.	200,000
J.P. Morgan Securities LLC	200,000
ING Financial Markets LLC	100,000
Lloyds Securities Inc.	100,000

Total	8,000,000

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 1,200,000 additional depositary shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional depositary shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of depositary shares listed next to the names of all the underwriters in the preceding table.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the depositary shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the depositary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

We will pay an underwriting discount of $0.7875 per depositary share with respect to 7,275,000 shares for retail orders and an underwriting discount of $0.5000 per depositary share with respect to 725,000 shares for certain institutional orders.

The Representatives have advised us that the underwriters propose initially to offer the depositary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per depositary share (or, in the case of certain institutional orders, less a concession not in excess of $0.30 per depositary share). Any underwriter may allow, and any dealer may reallow, a discount not in excess of $0.45 per depositary share to other dealers. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering, assuming both no exercise and full exercise by the underwriters of their option to purchase up to an additional 1,200,000 depositary shares. Amounts showing no exercise of the underwriters’ option are based on the actual average weighted underwriting discount for retail and institutional sales made through the initial offering. Amounts showing full exercise of the underwriters’ option reflect the discounts and commissions from the initial offering and assume the payment of the retail underwriting discount rate with respect to the additional 1,200,000 depositary shares.

	No Exercise	Full Exercise
Per depositary share	$0.7614	$0.7648
Total	$6,091,563	$7,036,563
Percentage of Total Public Offering Price	3.05%	3.06%

The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

No Sales of Similar Securities

We have agreed not to sell or transfer any depositary shares or securities convertible into, exchangeable for, exercisable for, or repayable with depositary shares, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the Representatives. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:

i.	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any preferred shares, including, without limitation, the Series C Preferred Shares or the depositary shares or any securities convertible into or exchangeable for the Series C Preferred Shares or the depositary shares representing interests therein; or

ii.	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any such securities (as described in the preceding clause (i) above), whether any such swap or transaction is to be settled by delivery such securities, in cash or otherwise.

NYSE

We intend to apply to have the depositary shares approved for listing on the NYSE.

Price Stabilization and Short Positions

Until the distribution of the depositary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the depositary shares. However, the Representatives may engage in transactions that stabilize the price of the depositary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell the depositary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing depositary shares in the open market. In determining the source of depositary shares to close out the covered short position, the underwriters will consider, among other things, the price of depositary shares available for purchase in the open market as compared to the price at which they may purchase depositary shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing depositary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the depositary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of depositary shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our depositary shares or preventing or retarding a decline in the market price of our depositary shares. As a result, the price of our depositary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NYSE, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, there is no obligation on the underwriters to engage in such transactions and neither we nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of depositary shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of depositary shares shall require us or the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State (other than a Relevant Member State where there is a Permitted Public Offer) who initially acquires any depositary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any depositary shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the depositary shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the Subscribers has been given to the offer or resale. In the case of any depositary shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the depositary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any depositary shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the Representatives has been obtained to each such proposed offer or resale.

Each of the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.

This prospectus has been prepared on the basis that any offer of depositary shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of depositary shares. Accordingly any person making or intending to make an offer in that Relevant Member State of depositary shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any depositary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe the depositary shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, us or the depositary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of depositary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of depositary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement or the accompanying prospectus. The depositary shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the depositary shares or therein, offered should conduct their own due diligence on the depositary shares. If you do not understand the contents of this prospectus supplement or the accompanying prospectus you should consult an authorized financial advisor.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York with respect to U.S. Federal and New York State law and by ASW Law Limited with respect to matters of Bermuda law. The underwriters are being represented by Cravath, Swaine & Moore LLP, New York, New York, in connection with this offering. Cravath, Swaine & Moore LLP has in the past performed legal services for Montpelier Holdings, which was merged with and into Endurance Holdings, effective July 31, 2015.

EXPERTS

Ernst & Young Ltd., independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young Ltd.’s reports, given on their authority as experts in accounting and auditing.

The audited historical financial statements of Montpelier Holdings and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in our Current Report on Form 8-K/A dated November 17, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers Ltd., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.endurance.bm as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings and is not a part of these filings.

The accompanying prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. The accompanying prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus supplement makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

We “incorporate by reference” into this prospectus supplement information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supercede that information. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2015, for the quarter ended June 30, 2015 and for the quarter ended September 30, 2015;

•	portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2015 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2014; and

•	our Current Reports on Form 8-K or Form 8-K/A filed on March 3, 2015, March 31, 2015, April 1, 2015, May 8, 2015, May 22, 2015, May 27, 2015, June 30, 2015, August 3, 2015, September 15, 2015 and November 17, 2015.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement and prior to the termination of the offering of the depositary shares representing the Series C Preferred Shares shall also be deemed to be incorporated in this prospectus supplement by reference.

Nothing in this prospectus supplement or the accompanying prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Endurance Specialty Holdings Ltd.

Office of the Secretary

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 278-0400

PROSPECTUS

$500,000,000

Endurance Specialty Holdings Ltd.

Debt Securities, Preference Shares, Ordinary Shares,

Depositary Shares, Warrants, Stock Purchase Contracts

and Stock Purchase Units

Endurance Holdings Capital Trust I

Endurance Holdings Capital Trust II

Trust Preferred Securities Fully and Unconditionally

Guaranteed by Endurance Specialty Holdings Ltd.

We may offer, from time to time, debt securities, preference shares, ordinary shares, depositary shares, warrants, contracts to purchase shares of our ordinary shares, preference shares or depositary shares, stock purchase units consisting of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or ordinary shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, preference shares, ordinary shares or depository shares under the stock purchase contract.

Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II (the “Capital Trusts” and each a “Capital Trust”) are Delaware statutory trusts. Each Capital Trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each Capital Trust.

The securities offered by this prospectus involve a high degree of risk. For a discussion of certain factors that you should consider before buying the securities, see “Risk Factors” on page 3 of this prospectus, “Item 1A—Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, respectively, and any other risk factors included in filings we have made with the Securities and Exchange Commission (the “SEC” or the “Commission”) that we incorporate herein by reference.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “ENH.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the SEC, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2014.

This prospectus relates to a joint registration statement filed by Endurance Specialty Holdings Ltd. and the Capital Trusts with the Commission using a “shelf” registration process (the “registration statement”). Under this shelf process as described in the registration statement we, and in the case of an offering of trust preferred securities, the Capital Trusts, may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or the Capital Trusts may offer. Each time we or the Capital Trusts sell securities, we or the Capital Trusts, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the Capital Trusts and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.endurance.bm as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003, and Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the BMA, pursuant to the provisions of the Exchange Change Control Act 1972 and its related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy notice to the public dated June 1, 2005, provides that where any equity securities, which would include our ordinary shares, of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non-resident, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, the BMA has granted us permission, subject to our ordinary shares or voting shares being listed on an appointed stock exchange, to issue, grant, create, sell and transfer any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts, collectively, the “Securities,” to and among persons who are either resident or non-resident of Bermuda for exchange control purposes, whether or not the Securities are listed on an appointed stock exchange.

The BMA consent referred to above covers the issue and free transferability of our Securities being offered pursuant to this prospectus and any prospectus supplement.

Each shareholder or prospective shareholder will be responsible for notifying the BMA in writing of his becoming a shareholder controller, directly or indirectly, of 10%, 20%, 33% or 50% of Endurance Specialty Holdings Ltd., and ultimately Endurance Specialty Insurance Ltd., within 45 days of becoming such a shareholder controller. Endurance Specialty Insurance Ltd. is also required to notify the BMA in writing in the event of any person ceasing to be a controller, a controller being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Endurance Specialty Insurance Ltd. are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Endurance Specialty Insurance Ltd. The BMA may serve a notice of objection on any controller of Endurance Specialty Insurance Ltd. if it appears to the BMA that the person is no longer fit and proper to be such a controller.

As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” and “the Company” refer to the consolidated operations of Endurance Specialty Holdings Ltd., and its direct and indirect operating subsidiaries, including Endurance Specialty Insurance Ltd. (“Endurance Bermuda”), Endurance Worldwide Insurance Limited (“Endurance U.K.”), Endurance Reinsurance Corporation of America (“Endurance U.S. Reinsurance”), Endurance American Insurance Company (“Endurance American”), Endurance American Specialty Insurance Company (“Endurance American Specialty”), Endurance Risk Solutions Assurance Co. (“Endurance Risk Solutions”), and American Agri-Business Insurance Company (“American Agri-Business”). “Endurance Holdings” refers solely to Endurance Specialty Holdings Ltd. References to the “Capital Trusts” refer to Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, industry consolidation and development of competing financial products;

•	greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events or as a result of changing climate conditions, than our underwriting, reserving or investment practices have anticipated;

•	changes in market conditions in the agriculture industry, which may vary depending upon demand for agricultural products, weather, commodity prices, natural disasters, technological advances in agricultural practices, changes in U.S. and foreign legislation and policies related to agricultural products and producers;

•	termination of or changes in the terms of the U.S. multiple peril crop insurance program and termination or changes to the U.S. farm bill, including modifications to the Standard Reinsurance Agreement put in place by the Risk Management Agency of the U.S. Department of Agriculture;

•	decreased demand for property and casualty insurance or reinsurance or increased competition due to an increase in capacity of property and casualty insurers and reinsurers;

•	changes in the availability, cost or quality of reinsurance or retrocessional coverage;

•	the inability to renew business previously underwritten or acquired;

•	the inability to obtain or maintain financial strength or claims-paying ratings by one or more of our subsidiaries;

•	our ability to effectively integrate acquired operations and to continue to expand our business;

•	uncertainties in our reserving process, including the potential for adverse development of our loss reserves or failure of our loss limitation methods;

•	the ability of the counterparty institutions with which we conduct business to continue to meet their obligations to us;

•	the failure or delay of the Florida Hurricane Catastrophe Fund or private market participants in Florida to promptly pay claims, particularly following a large windstorm or of multiple smaller storms;

•	our continued ability to comply with applicable financial standards and restrictive covenants, the breach of which could trigger significant collateral or prepayment obligations;

•	Endurance Holdings or Endurance Bermuda becomes subject to income taxes in jurisdictions outside of Bermuda;

•	changes in tax regulations or laws applicable to us, our subsidiaries, brokers or customers;

•	state, federal and foreign regulations that impede our ability to charge adequate rates and efficiently allocate capital;

•	changes in insurance regulations in the U.S. or other jurisdictions in which we operate;

•	reduced acceptance of our existing or new products and services;

•	loss of business provided by any one of a few brokers on whom we depend for a large portion of our revenue, and our exposure to the credit risk of our brokers;

•	actions by our competitors, many of which are larger or have greater financial resources than we do;

•	assessments by states for high risk or otherwise uninsured individuals;

•	the impact of acts of terrorism and acts of war;

•	the effects of terrorist related insurance legislation and laws;

•	the inability to retain key personnel;

•	political stability of Bermuda;

•	changes in the political environment of certain countries in which we operate or underwrite business;

•	changes in accounting regulation, policies or practices;

•	our investment performance;

•	the valuation of our invested assets and the determination of impairments of those assets, if any;

•	the breach of our investment guidelines or the inability of those guidelines to mitigate investment risk;

•	fluctuations in the value of U.S. or foreign government and other securities in our investment portfolio as well as the uncertainty in the market generally;

•	the need for additional capital in the future which may not be available or only available on unfavorable terms;

•	the ability to maintain the availability of our systems and safeguard the security of our data in the event of a disaster or other unanticipated event; and

•	changes in general economic conditions and/or industry specific conditions, including inflation, foreign currency exchange rates, interest rates, and other factors.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus, “Item 1A—Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, respectively, and any other risk factors included in filings we have made with the SEC that we incorporate herein by reference. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of us and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we may offer; and

•	the documents referred to in “Where You Can Find More Information” on page 50 for information on us, including our financial statements.

ENDURANCE SPECIALTY HOLDINGS LTD.

Endurance Holdings is a holding company domiciled in Bermuda. Through our operating subsidiaries based in Bermuda, the United States and the United Kingdom, we focus on underwriting specialty lines of personal and commercial property and casualty insurance and reinsurance on a global basis. We define specialty lines as those lines of insurance and reinsurance that require dedicated, specialized underwriting skills and resources in order to be profitably underwritten. Our portfolio of specialty lines of business is organized into two business segments—Insurance and Reinsurance.

Our principal executive offices are located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08, Bermuda and our telephone number is (441) 278-0400.

THE CAPITAL TRUSTS

We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each Capital Trust and its trustees. The Capital Trusts are named Endurance Holdings Capital Trust I and Endurance Holdings Capital Trust II.

We have filed, as an exhibit to the registration statement, a form of Amended and Restated Declaration of Trust for the Capital Trusts that contains the terms and conditions under which the Capital Trusts will issue and sell their preferred securities and common securities. We refer to the Amended and Restated Declaration of Trust as a declaration with respect to that Capital Trust.

Unless an applicable prospectus supplement provides otherwise, each Capital Trust exists solely to:

•	issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our debt securities;

•	issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

Neither Capital Trust will borrow money, issue debt, reinvest proceeds derived from investments, pledge any of its assets, nor otherwise undertake or permit to be undertaken any activity that would cause it to not be classified as a grantor trust for United States federal income tax purposes.

We will own all of the trust common securities. The holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

We will acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the Capital Trust.

Each Capital Trust will have a term of 30 years, unless the declaration provides otherwise.

We will pay all fees and expenses related to each Capital Trust and the offering of the trust preferred securities by each Capital Trust.

The principal place of business of each Capital Trust is c/o Endurance U.S. Holdings Corp., 4 Manhattanville Road, Purchase, New York 10577. The telephone number is: (914) 468-8000.

The trustees of each Capital Trust will conduct the business and affairs of their respective Capital Trust. The trustees’ duties and obligations will be governed by the declaration of their respective Capital Trust. Each Capital Trust’s trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective Capital Trust.

Each Capital Trust will include the following trustees:

•	at least one administrative trustee, which is a person who is an employee or officer of us or our subsidiaries or who is affiliated with us and is resident in the United States, or who is a licensed trustee under Bermuda law;

•	at least one institutional trustee, which is a financial institution that is not affiliated with us and which will act as institutional trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), pursuant to the terms described in an applicable prospectus supplement; and

•	at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the Capital Trust’s institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each Capital Trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the institutional trustee will be The Bank of New York Mellon and the Delaware trustee will be BNY Mellon Trust of Delaware, with its Delaware office located at 100 White Clay Center, Suite 102, Newark, Delaware 19711.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us or the Capital Trusts will be used for general corporate purposes. The Capital Trusts will use all proceeds from the sale of trust preferred securities to purchase our debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED

FIXED CHARGES AND PREFERRED DIVIDENDS

The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends are measures of our ability to cover fixed costs with current period earnings. A high ratio indicates that earnings are sufficiently covering committed expenses. For the purposes of computing the following ratios, earnings consist of net income (loss) before tax (benefit) expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs, and the interest portion of rental payments under operating leases.

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011		Year Ended December 31, 2010	Year Ended December 31, 2009
Ratio of Earnings to Fixed Charges	8.17	8.61	4.97	(1.88	)(1)	10.61	16.34
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	4.87	4.83	2.79	(1.18	)(1)	7.58	11.25

(1)	Earnings of $116.7 million and $140.9 million would have been required in order to attain a ratio of earnings to fixed charges and a ratio of earnings to combined fixed charges and preferred dividends, respectively, of one-to-one for the year ended December 31, 2011.

DESCRIPTION OF DEBT SECURITIES

Senior Debt Indenture and Subordinated Debt Indenture

We may issue our debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture entered into between Endurance Holdings and The Bank of New York Mellon, as trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into between Endurance Holdings and The Bank of New York Mellon, as trustee. The indenture for the senior debt securities and the form of indenture for the subordinated debt securities are filed as exhibits to the registration statement of which this prospectus is a part.

The senior debt indenture and the subordinated debt indenture are substantially identical except that (1) the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of Endurance Holdings and (2) the senior debt indenture, unlike the subordinated debt indenture, restricts the ability of Endurance Holdings to use the shares of its restricted subsidiaries to secure any of its indebtedness, unless it grants a similar security interest in these subsidiary shares to the holders of the debt securities issued pursuant to the senior debt indenture. Neither the senior debt indenture nor the subordinated debt indenture limits the aggregate principal amount of indebtedness that we may issue from time to time.

The following description provides a general summary of the material terms and conditions of the senior debt indenture and the subordinated debt indenture and the debt securities issued pursuant to these indentures.

The following discussion is only a summary. The indentures may contain language that expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Senior and Subordinated Debt Securities

The debt securities will be our unsecured senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking. The senior debt securities also will rank equally with all our other unsecured indebtedness, other than unsecured indebtedness expressly designated by the holders thereof to be subordinate to our senior debt securities.

The senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any of our secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under the senior debt indenture.

Additionally, the senior indebtedness issued pursuant to the senior debt indenture will rank junior and be subordinate to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of an Endurance Holdings subsidiary to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

The debt securities issued under the subordinated debt indenture will be subordinate in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness of Endurance Holdings in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”

Prospectus Supplements

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	whether the securities are senior or subordinated, the specific designation of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable;

•	the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium and any interest on the debt securities will be payable;

•	information pertaining to any amortization;

•	any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form. In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security;

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities or (3) the sale and delivery of bearer debt securities. A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances;

•	whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading “Global Debt Securities”;

•	any United States federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any Bermuda tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indentures, by depositing money or U.S. government obligations with the trustee of the indentures;

•	the names and addresses of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities; and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Endurance Holdings, the indenture trustee or any other agent of Endurance Holdings or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Debt Securities

Limitations on Liens. Under Section 3.9 of the senior debt indenture, so long as any debt securities are outstanding, neither we nor any of our restricted subsidiaries may use any voting stock of a restricted subsidiary as security for any of our debt or other obligations unless any debt securities issued under the senior debt indenture are secured to the same extent as that debt or other obligation. This restriction does not apply to liens existing at the time a corporation becomes our restricted subsidiary or any renewal or extension of the existing lien and does not apply to shares of subsidiaries that are not “restricted subsidiaries.”

To qualify as our “subsidiary,” as defined in Section 1.1 of the indentures, we must control, either directly or indirectly, more than 50% of the outstanding shares of voting stock of the corporation. Section 1.1 of the indentures defines voting stock as any class or classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of the corporation in question, except that stock that carries only the right to vote conditionally on the happening of an event is not considered voting stock.

As defined in Section 1.1 of the senior debt indenture, our “restricted subsidiaries” include (1) Endurance Bermuda, Endurance U.S. Reinsurance and Endurance U.K., so long as they remain our subsidiaries; (2) any other present or future subsidiary of Endurance Holdings, the consolidated total assets of which constitute at least 20% of our total consolidated assets; and (3) any successor to any such subsidiary.

Consolidation, Merger, Amalgamation and Sale of Assets. Section 9.1 of both the senior and subordinated debt indentures provides that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party; unless:

•	we are the continuing entity in the transaction or, if not, unless the successor entity expressly assumes our obligations on the securities and under the indentures;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indentures; and

•	a specified Officers’ Certificate and an Opinion of Counsel are delivered to the Trustee, each (i) stating that such consolidation, amalgamation, merger, sale, conveyance, or transfer, as the case may be, and any supplemental indenture pertaining thereto, comply with Article VIII and Article IX, respectively, of the indentures and (ii) otherwise complying with Section 11.5 therein.

In the context of a merger, amalgamation or consolidation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.

Restrictions on Dispositions. Section 9.3 of both the senior and subordinated debt indentures provides that, except in a transaction otherwise governed by such indenture, neither we nor any of our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of a restricted subsidiary so long as any of the debt securities remain outstanding. However, exceptions to this restriction include situations where:

•	the action must be taken to comply with the order of a court or regulatory authority, unless the order was requested by us or one of our restricted subsidiaries;

•	we dispose of all of the voting stock of a restricted subsidiary owned by us or by a restricted subsidiary for cash or other property having a fair market value that is at least equal to the fair market value of the disposed stock, as determined in good faith by our board of directors;

•	the issuance, sale, assignment, transfer or other disposition is made to us or another restricted subsidiary;

•	any issuance, sale, assignment, transfer or other disposition made in compliance with an order of a court or regulatory authority of competent jurisdiction; or

•	after completion of a sale or other disposition of the stock of a restricted subsidiary, we and our restricted subsidiaries would own 80% or more of the voting stock of the restricted subsidiary and the consideration received for the disposed stock is at least equal to the fair market value of the disposed stock.

The indentures do not restrict the transfer of assets from a restricted subsidiary to any other person, including us or another of our subsidiaries.

Events of Default

Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	a default in payment of principal or any premium when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default for 30 days in payment of any interest; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•	a default in payment of any amortization installment when due, if any;

•	a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization; or

•	a continuing default, for more than 30 days after notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $50,000,000, if the default would result in the acceleration of that indebtedness.

Section 5.1 of both the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the indenture trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the indenture trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

Section 6.2 of both the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the indenture trustee to indemnity or security is subject to the indenture trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the indenture trustee to indemnification as described above and except as otherwise described in the indentures, Section 5.9 of the indentures provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indentures or for any remedy available to the trustee.

Section 5.6 of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under Section 3.4 of each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in Article X of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

If provided for in the prospectus supplement, we may elect to defease and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series (1) if the debt securities remain outstanding and have not been delivered to the trustee for cancellation and (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

If provided for in the prospectus supplement, we may elect to defease and be discharged from our specific obligations under the covenants contained in Section 9.1 and Section 3.5 of the indentures with respect to any debt securities of or within a series and, if specified in the prospectus supplement, our obligations under any other covenant contained in the indentures. We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. Government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due. Section 9.1 of the indentures prohibits us from consolidating with or merging into a third party or selling, other than for cash, all or substantially all of our assets to a third party unless the conditions described above under the caption “Covenants Applicable to the Debt Securities—Consolidation, Merger, Amalgamation and Sale of Assets” are satisfied. Section 3.5 of the indentures requires us to preserve and keep in full force and effect our existence and our charter and statutory rights and those of our subsidiaries, unless our board of directors determines that the loss of these rights would not be materially disadvantageous to the holders of debt securities or unless the transaction resulting in the loss of such rights would otherwise be permitted under Section 9.1 of the indentures or any other section of Article IX of the indentures.

As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the relevant indenture.

We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the affected debt securities. If we exercise our discharge and defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant discharge and defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants that have been discharged and defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Indentures

Section 8.1 of both the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity or inconsistency in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series; and

•	evidence a successor trustee’s acceptance of appointment.

Section 8.2 of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	alter specified provisions of the relevant indenture relating to issued debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Subordination Under the Subordinated Debt Indenture

Article XIII of the subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. Section 1.1 of the subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness that, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the subordinated debt securities; or

•	any of our indebtedness to one of our subsidiaries.

The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities or coupons relating to those subordinated debt securities receive any payment on account of such subordinated debt securities or coupons, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities or coupons during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our ordinary shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our ordinary shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

The Indenture Trustees

The Bank of New York Mellon acts as trustee under each of the senior debt indenture and the subordinated debt indenture.

DESCRIPTION OF SHARE CAPITAL

The following summary of provisions of our bye-laws, memorandum of association and memorandum of increase of share capital, and is qualified in its entirety by the provisions of such bye-laws and memorandum of association, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. All references in this section to “bye-laws” are intended to refer to the amended and restated bye-laws of Endurance Holdings. As of December 9, 2014, there were approximately 171 record holders of our ordinary shares, not including beneficial owners of shares registered in nominee or street name, one record holder of our 7.75% Non-Cumulative Preferred Shares, Series A and one record holder of our 7.50% Non-Cumulative Preferred Shares, Series B.

Endurance Holdings has authorized share capital of 120,000,000 shares, par value $1.00 per share, of which 44,3757,803 ordinary shares were outstanding, 8,000,000 shares of 7.75% Non-Cumulative Preferred Shares, Series A, were outstanding and 9,200,000 shares of 7.50% Non-Cumulative Preferred Shares, Series B, were outstanding as of November 3, 2014. The following summary of our share capital is qualified in its entirety by reference to our memorandum of association, memorandum of increase of share capital and our amended and restated bye-laws, as may be further amended from time to time, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Ordinary Shares

In general, subject to the adjustments regarding voting set forth in “—Voting Adjustments” below, holders of our ordinary shares have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. Holders of our ordinary shares are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. Holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of our ordinary shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

Voting Adjustments

In general, and except as provided below, shareholders have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. If, and so long as, the “controlled shares” (as defined below) of any person would otherwise represent more than 9.5% of the voting power of all of the shares entitled to vote generally at a meeting of shareholders, then the votes conferred by the shares of such person’s “control group” (as defined below) shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the controlled shares of such person shall not exceed such 9.5% limitation. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder’s “control group.” “Controlled shares” in reference to any person means all ordinary shares that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Code) or, in the case of a U.S. person (as defined in our bye-laws), constructively (within the meaning of Section 958(b) of the Code). “Control group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person.

In addition, if, and so long as, the shares held directly by any “related group” would otherwise exceed the 9.5% limitation, then the votes conferred by the shares held directly by members of such “related group” shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares held directly by such related group shall not exceed the 9.5% limitation. The reduction in votes is generally to be applied proportionately among all directly held shares of such related group. “Related group” means a group of shareholders that are investment vehicles and are under common control or management.

For purposes of applying these provisions, shareholders will be entitled to direct that our board of directors (i) treat them (and certain affiliates) as U.S. persons, and/or (ii) treat them (and certain related shareholders) as one person for purposes of determining a shareholder’s control group.

The amount of any reduction of votes that occurs by operation of the above limitations will generally be allocated proportionately among all other shareholders of Endurance Holdings. Consequently, under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share.

In addition, our board of directors may adjust a shareholder’s voting rights to the extent that our board of directors reasonably determines in good faith that it is necessary to do so to avoid adverse tax consequences or materially adverse legal or regulatory treatment to us, any subsidiary or any shareholder or its affiliates. This adjustment may result in a shareholder having voting rights in excess of one vote per share. Therefore, a shareholder’s voting rights might increase above 5% of the aggregate voting power of the outstanding ordinary shares, thereby possibly resulting in the shareholder becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, the reallocation of a shareholder’s votes could result in such shareholder becoming subject to filing requirements under Section 16 of the Exchange Act. The bye-laws of Endurance Holdings also provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated pursuant to the bye-laws. If, after a reasonable cure period, a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to a request by us, Endurance Holdings, in its reasonable discretion, may reduce or eliminate the shareholder’s voting rights.

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our board of directors may create and issue one or more series of preference shares having such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividends, voting, return of capital, or otherwise, as the shareholders of Endurance Holdings may determine or, if there has not been any such determination or so far as the same shall not make specific provision, as our board of directors may determine. When we issue preference shares, we will provide specific information about the preference shares being offered in a prospectus supplement.

Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and non-assessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our board of directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of our board of directors, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of certain U.S. federal income tax considerations and Bermuda tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws and the board of directors, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by our board of directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. Dividends on preference shares may be cumulative or non-cumulative. In the case of preference shares that provide for cumulative dividends, if we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on our ordinary shares. In the case of preference shares that provide for non-cumulative dividends, if the board of directors, or an authorized committee thereof, does not declare a dividend on the preference shares payable in respect of any dividend period before the related dividend payment date, such dividend will not accrue and will not be payable and we will have no obligation to pay a dividend for that period on the dividend payment date or at any future time, whether or not dividends are declared for any future dividend period on such series of preference shares or on any other series of preferred shares we may issue in the future. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

If the preference shares have cumulative dividend rights, any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

If the preference shares have cumulative dividend rights, no dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Endurance Holdings is a holding company and has no direct operations. The ability of Endurance Holdings to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to Endurance Holdings. Under Bermuda law, neither Endurance Bermuda nor Endurance Holdings may declare or pay a dividend if there are reasonable grounds for believing that Endurance Bermuda or Endurance Holdings, as the case may be, is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of Endurance Holdings’ or Endurance Bermuda’s, as the case may be, assets would thereby be less than the aggregate of their liabilities and their issued share capital and share premium accounts. Further, Endurance Bermuda, as a regulated insurance company in Bermuda, is subject to additional regulatory restrictions on the payment of dividends or other distributions. Endurance U.K., Endurance U.S. Reinsurance, Endurance American, Endurance American Specialty, Endurance Risk Solutions and American Agri-Business are subject to significant regulatory restrictions limiting their ability to declare and pay dividends. In addition, the terms of our credit facility prohibit Endurance Holdings from declaring or paying any dividends if a default or event of default has occurred and is continuing at the time of such declaration or payment or would result from such declaration or payment. In addition, the terms of Endurance Holdings’ 7.75% Non-Cumulative Preferred Shares, Series A and 7.50% Non-Cumulative Preferred Shares, Series B, respectively, prohibit the declaration or payment of dividends on our ordinary shares unless dividends on these shares have been declared and paid.

Dividends on the preference shares will have a preference over dividends on our ordinary shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of our ordinary shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preference shares then outstanding. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts that would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except for the right of the holders of the shares:

(1)	to transfer such shares prior to the date fixed for redemption;

(2)	to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

(3)	on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us that remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into ordinary shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their preference shares in respect of the nominal or par value of their shares is limited to (1) the capital paid-up on the preference shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium (if any) over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Companies Act, no redemption of preference shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. However a company may never redeem its shares if the effect would be to reduce the company’s share capital below its minimum share capital.

Our ability to effect a redemption of our preference shares may be subject to the performance of our subsidiaries. Distribution to us from our insurance subsidiaries will also be subject to insurance laws and regulatory constraints. See “Dividends.”

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into ordinary shares.

All ordinary shares issued upon conversion will be fully paid and non-assessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

The number of ordinary shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of ordinary shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of ordinary shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per ordinary share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per ordinary share for a class or series of preference shares, as fixed by our board of directors, will be subject to adjustment from time to time as follows:

•	In case we (1) pay a dividend or make a distribution to all holders of outstanding ordinary shares as a class in ordinary shares, (2) sub-divide or split the outstanding ordinary shares into a larger number of shares or (3) combine the outstanding ordinary shares into a smaller number of shares, the basic conversion price per ordinary share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares that by its terms is convertible into ordinary shares will thereafter be entitled to receive upon the conversion of such share the number of ordinary shares that such holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination.

Such adjustments will be made successively whenever any event described in this clause occurs.

•

In case we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares at a price per share less than the current market price per ordinary share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares that by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of the number of ordinary shares outstanding at such record date and the number of ordinary shares that the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of ordinary shares outstanding at such record date and the number of additional ordinary shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we distribute to all holders of ordinary shares as a class evidence of indebtedness or assets (other than cash dividends), the basic conversion price per ordinary share in effect immediately prior thereto for each class or series of preference shares that by its terms is convertible into ordinary shares will be adjusted retroactively by multiplying such basic conversion price by a fraction of which the numerator will be the difference between the current market price per ordinary share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by our board of directors) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one ordinary share and of which the denominator will be the current market price per ordinary share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per ordinary share on any date will be deemed to be the average of the high and low sales prices of the ordinary shares, as reported in the New York Stock Exchange—Composite Index (or such other principal market quotation as may then be applicable to the ordinary shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments that by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of ordinary shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Subject to Bermuda law, in the case of any capital reorganization or reclassification of ordinary shares, or if we enter into any arrangement, amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, arrangement, reconstruction, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of ordinary shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

No dividend adjustment with respect to any preference shares or ordinary shares will be made in connection with any conversion.

Whenever there is an issue of additional ordinary shares requiring a change in the conversion price as provided above, and whenever there occurs any other event that results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional ordinary shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of ordinary shares as a class any rights or warrants enabling them to subscribe for or purchase ordinary shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

Preference shares converted to ordinary shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued ordinary share capital.

Reissuance of Shares

Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as indicated below or as otherwise required by applicable law or by our bye-laws, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at a special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of our board of directors will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of our board of directors appointed as described above shall vacate office.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our president will, upon the written request of the holders of record of at least 20% of such preference shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual or special general meeting of ordinary shareholders.

At any annual or special general meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act and our bye-laws. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our ordinary shares. In the event we were to merge into or amalgamate with another company, the approval of any class of preference shares would be required (i) voting together with our ordinary shareholders, if affected in a manner that would not constitute a variation of rights of the preference shares or (ii) voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to Section 99 of the Companies Act.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

The holders of our 7.75% Non-Cumulative Preferred Shares, Series A and 7.50% Non-Cumulative Preferred Shares, Series B, respectively, have similar voting rights to those described above.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding in the case of preference shares with cumulative dividend rights, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1)	we may not redeem less than all of the preference shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2)	we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as our board of directors in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3)	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Bye-laws

In addition to the provisions of the bye-laws described above, the following summarizes some of the other important provisions of the bye-laws of Endurance Holdings.

Our Board of Directors and Corporate Action. Endurance Holdings’ bye-laws provide that the board of directors shall consist of not less than two nor more than twenty directors, as determined by the shareholders at an annual general meeting of the shareholders (and if no such resolution has been made the number of directors shall be twelve). In May 2013, our shareholders adopted an amendment to the bye-laws to eliminate the classified board of directors. The declassification of the board of directors is being implemented on a rolling basis, with the terms of Class II and Class III directors having expired at the 2014 annual shareholders meeting and the Class I directors serving out their three year term, which expires at the 2015 annual shareholders meeting. Directors may only be removed prior to the expiration of such director’s term at a special meeting of shareholders called for that purpose. The appointment or removal of a director requires the simple majority of votes cast, in person or by proxy, at the general meeting at which the proposal is put forth, except in the case of a meeting at which it is determined that the number of director nominees properly nominated exceeds the number of directors to be elected for such meeting, in which case each director shall be elected by a plurality of votes cast.

A special general meeting of shareholders may be convened by Endurance Holdings’ board of directors or the President of Endurance Holdings. Pursuant to the Companies Act, a special general meeting of shareholders may also be convened at the request of shareholders holding at the date of the deposit of the request not less than 10% of the paid-up voting share capital of Endurance Holdings.

Generally, the affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be required to authorize corporate action. Corporate action may also be taken by a unanimous written resolution of the board of directors without a meeting. Unless otherwise fixed at a different number, a majority of the directors in office shall constitute a quorum, but in no event may a quorum consist of less than two directors.

Shareholder Action. At any general meeting, four or more persons present in person or by proxy and representing more than 50% of our shareholders’ aggregate voting power shall constitute a quorum for the transaction of business, unless the Company or any class of shareholders has only one shareholder, then the quorum shall be one shareholder. In general, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws.

Acquisition of Ordinary Shares by Endurance Holdings. Endurance Holdings’ bye-laws provide that we have the option, but not the obligation, to require a shareholder to sell its ordinary shares for their fair market value to us, to other shareholders or to assign to third parties if we determine, based on the written advice of legal counsel, that failure to exercise our option may result in any non-de-minimis adverse tax, legal or regulatory consequences to us or certain shareholders. Our right to require a shareholder to sell its ordinary shares to us will be limited to the purchase of a number of ordinary shares that will permit avoidance of those adverse tax, legal or regulatory consequences.

Transfer Restrictions. Endurance Holdings’ directors may decline to register the transfer of any ordinary shares if the transfer is in favor of five persons or more jointly, the shares have not been fully paid or the transferor fails to comply with all applicable laws and regulations governing the transfer.

Tax Liability Resulting from Acts of Shareholders. Our bye-laws provide certain protections against adverse tax consequences to us resulting from laws that apply to our shareholders. If a shareholder’s death or non-payment of any tax or duty payable by the shareholder, or any other act or thing involving the shareholder, causes any adverse tax consequences to us, (i) the shareholder or its executor or administrator is required to indemnify us against any tax liability that we incur as a result, (ii) we will have a lien on any dividends or any other distributions payable to the shareholder by us to the extent of the tax liability, and (iii) if any amounts not covered by our lien on dividends and distributions are owed to us by the shareholder as a result of our tax liability, we have the right to refuse to register any transfer of the shareholder’s shares.

Certain Subsidiaries. If the votes conferred by the Controlled Shares of any person would otherwise cause such person to be treated as a 9.5% Shareholder, thereby triggering the application of those bye-law provisions which adjust voting power (as described under the heading “—Voting Adjustments”), Endurance Holdings’ bye-laws require, with certain limited exceptions, that (i) the boards of directors of Endurance Holdings’ non-U.S. insurance operating subsidiaries be comprised of the persons who have been elected as director designees by the shareholders of Endurance Holdings; (ii) a majority of the director designees for each of Endurance Holdings’ non-U.S. insurance operating subsidiaries must be directors of Endurance Holdings; and (iii) Endurance Holdings must vote shares it holds in such non-U.S. insurance operating subsidiaries to elect director designees as the directors of these non-U.S. insurance operating subsidiaries. Accordingly, the only persons eligible to be elected as directors of Endurance Holdings’ non-U.S. insurance operating subsidiaries, when these bye-law provisions are applicable, are those persons who first have been elected by the shareholders of Endurance Holdings as director designees in accordance with our bye-laws (including after giving effect to any limitation on voting rights). The bye-law provisions addressing the removal of directors of Endurance Holdings’ non-U.S. insurance operating subsidiaries operate under the same conditions and obligate Endurance Holdings to vote shares it holds in these non-U.S. insurance operating subsidiaries in favor of removal of any director designees in accordance with a resolution duly adopted by the shareholders of Endurance Holdings.

The bye-law provisions described in the preceding paragraph also do not apply with respect to any subsidiary of Endurance Holdings that is not a U.S. corporation if a substantial portion of the income of such corporation is from U.S. sources and is effectively connected with the conduct by such corporation of a trade or business or permanent establishment within the United States (unless either (a) such income is exempt from taxation, or otherwise subject to a reduced rate of tax, pursuant to a treaty obligation of the United States or (b) such corporation owns, directly or indirectly, any subsidiary that is not a U.S. corporation that does not earn a substantial portion of its income from U.S. sources or the income is not effectively connected with the conduct by such subsidiary of a trade or business or permanent establishment within the United States) and any other income of such corporation does not, and is not expected to, constitute subpart F income as defined in Section 952(a) of the Internal Revenue Code.

Anti-takeover Provisions

Endurance Holdings’ bye-laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our ordinary shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our ordinary shares if they are viewed as discouraging changes in management and takeover attempts in the future.

For example, our bye-laws contain the following provisions that could have such an effect:

•	any shareholder owning, directly, indirectly or, in the case of any U.S. Person by attribution, more than 9.5% of our ordinary shares will have the voting rights attached to such ordinary shares reduced so that it may not exercise more than 9.5% of the total voting rights;

•	our directors may, in their discretion, decline to record the transfer of any ordinary shares on our share register, unless the instrument of transfer is in favor of less than five persons jointly or if they are not satisfied that all required legal and regulatory approvals for such transfer have been obtained; and

•	we have the option, but not the obligation, to require a shareholder to sell the shareholder’s ordinary shares to us, to another shareholder or to third parties at fair market value if we determine, based on the advice of legal counsel, that failure to exercise such option may result in any non-de-minimis tax, legal or regulatory consequences to us or certain shareholders.

Concerning Change of Control

Many insurance regulatory laws intended primarily for the protection of policyholders contain provisions that require advance approval by insurance authorities of any proposed acquisition of an insurance company that is domiciled or, in some cases, having such substantial business that it is deemed to be commercially domiciled in that jurisdiction.

Pursuant to the Bermuda Insurance Act 1978 and its related regulations, a shareholder or prospective shareholder is responsible for notifying the BMA in writing of his becoming a shareholder controller, directly or indirectly, of 10%, 20%, 33% or 50% of Endurance Holdings, and ultimately Endurance Bermuda, within 45 days of becoming such a shareholder controller. Endurance Bermuda is also required to notify the BMA in the event of any person ceasing to be a controller, being a managing director, chief executive or other person in accordance with whose directions or instructions the directors of Endurance Bermuda are accustomed to act, including any person who holds, or is entitled to exercise, 10% or more of the voting shares or voting power or is able to exercise a significant influence over the management of Endurance Bermuda. The BMA may serve a notice of objection on any controller of Endurance Bermuda if it appears to the BMA that the person is no longer fit and proper to be such a controller.

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to United States corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) applicable to us which differ in certain respects from provisions of the State of Delaware corporate law. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors. Under Bermuda law, at common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers. Endurance Holdings’ bye-laws, however, provide that shareholders waive all claims or rights of action that they might have, individually or in the right of Endurance Holdings, against any director or officer of Endurance Holdings for any act or failure to act in the performance of such director’s or officer’s duties, except this waiver does not extend to any claims or rights of action that would render the waiver void pursuant to the Companies Act, that arise out of fraud or dishonesty on the part of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders.

The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the stockholders.

A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors. Under Bermuda law and Endurance Holdings’ bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, Endurance Holdings’ bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest, but the resolution will fail unless it is approved by a majority of the disinterested directors voting on the resolution. Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Voting Rights and Quorum Requirements. Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, four or more persons present in person or by proxy and representing more than 50% of our shareholders’ aggregate voting power shall constitute a quorum for the transaction of business, unless the Company or any class of shareholders has only one shareholder, then the quorum shall be one shareholder. In general, any action that we may take by resolution in a general meeting may, without a meeting, be taken by a resolution in writing signed by all of the shareholders entitled to attend such meeting and vote on the resolution. In general, any question proposed for the consideration of the shareholders at any general meeting shall be decided by the affirmative votes of a simple majority of the votes cast in accordance with the bye-laws.

Any individual who is a shareholder of Endurance Holdings and who is present at a meeting may vote in person, as may any corporate shareholder which is present by a duly authorized representative. Our bye-laws also permit votes by proxy, provided the instrument appointing the proxy, together with evidence of its due execution, is satisfactory to our board of directors.

In order to avoid adverse tax consequences to us and our shareholders, our bye-laws provide generally that if, and so long as, the “controlled shares” (as defined below) of any person would otherwise represent more than 9.5% of the voting power of all of the shares entitled to vote generally at a shareholders’ meeting, then the votes conferred by the shares of such person’s “control group” (as defined below) shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the controlled shares of such person shall not exceed such 9.5% limitation. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder’s “control group.” A “control group” means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person. “Controlled shares” means all ordinary shares that a person is deemed to own directly, indirectly (within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or, in the case of a U.S. person, constructively (within the meaning of Section 958(b) of the Code). A similar limitation is to be applied to shares held directly by members of a “related group.” A “related group” means a group of shareholders that are investment vehicles and are under common control and management. Any reduction in votes is generally allocated proportionately among members of the shareholder’s “related group.” The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of Endurance Holdings who were not members of these groups so long as such reallocation does not cause any person to become a 9.5% shareholder.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.5% limitation by virtue of their direct share ownership. The bye-laws of Endurance Holdings also provide that shareholders will be notified of their voting interests prior to any vote to be taken by the shareholders. See “—Voting Adjustments.”

Under Delaware law, unless otherwise provided in the company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors.

Dividends. Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company’s assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, Endurance Bermuda’s ability to pay dividends is subject to Bermuda insurance laws and regulatory constraints.

Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements. We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining the Company’s objectives contained within its memorandum of association. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate or merge with another Bermuda company or with a body incorporated outside Bermuda. In the event we were to amalgamate or merge with another company, the approval of any class of preference shares would be required (i) voting together with our ordinary shareholders, if affected in a manner that would not constitute a variation of rights of the preference shares or (ii) voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares. In the case of an amalgamation or merger, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares that are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Bermuda law also provides that where the holders of not less than 95% of the shares or any class of shares in a company give notice to the remaining shareholders or class of shareholders of their intention to acquire the outstanding shares not held by them, and, within one month of the notice, the offerors may acquire all the shares or cancel the notice given. Dissenting shareholders may apply to the court within the one month period of the notice seeking that the court appraise the value of the shares to be acquired. Any difference between the share price paid to the dissenting shareholders and the price determined by the court shall be paid or the offerors may cancel the notice and return any shares acquired and the dissenting shareholders shall repay any share purchase price received.

Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholders’ Suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Endurance Holdings’ bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of Endurance Holdings, against any director or officer for any action or failure to act in the performance of such director’s or officer’s duties, except such waiver shall not extend to claims or rights of action that would render the waiver void pursuant to the Companies Act, that arise out of any fraud or dishonesty of such director or officer or with respect to the recovery of any gain, personal profit or advantage to which the officer or director is not legally entitled. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such action, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Officers. Under Bermuda law and Endurance Holdings’ bye-laws, Endurance Holdings may indemnify its directors, officers or any other person appointed to a committee of the board of directors and any resident representative (and their respective heirs, executors or administrators) against all actions, costs, charges, liabilities, loss, damage or expense to the full extent permitted by law, incurred or suffered by such person by reason of any act done, conceived in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty on the part of such director, officer or other person. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records. Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.

Shareholder Proposals. Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings. Under Endurance Holdings’ bye-laws, a special general meeting may be called by the board of directors or by the President of Endurance Holdings. Under Bermuda law a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid-up voting share capital of Endurance Holdings as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of stockholders.

Amendment of Memorandum of Association. Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company’s business objects may require approval of the Minister of Finance of Bermuda, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company’s stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Amendment of Bye-laws. Endurance Holdings’ bye-laws provide that the bye-laws may only be rescinded, altered or amended, upon approval by a resolution of Endurance Holdings’ board of directors and (i) by a simple majority of votes cast by its shareholders in respect of the bye-laws except bye-laws 139-145 and (ii) by 85% of the total votes cast in respect of bye-laws 139-145.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares, our 7.75% Non-Cumulative Preferred Shares, Series A and our 7.50% Non-Cumulative Preferred Shares, Series B, is Computershare, Inc. Its address is 250 Royall Street, Canton, MA 02021 and its telephone number at this location is (800) 546-5141 (toll-free U.S.) and (781) 575-2765 (outside the U.S.).

Listing

Our ordinary shares are listed on the NYSE under the trading symbol “ENH.” Our 7.75% Non-Cumulative Preferred Shares, Series A, are listed on the NYSE under the trading symbol “ENHPRA.” Our 7.50% Non-Cumulative Preferred Shares, Series B, are listed on the NYSE under the trading symbol “ENHPRB.”

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preference shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. A copy of the form of deposit agreement, including the form of depositary receipt, is filed as an exhibit to the registration statement of which this prospectus is a part.

General

We may, at our option, elect to offer fractional shares of preference shares, rather than full preference shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preference shares as described below.

The shares of each series of preference shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preference shares in proportion to the applicable fraction of preference shares represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional preference shares in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preference shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preference shares to the record holders of depositary shares relating to the preference shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Shares

Subject to Bermuda law, if a series of preference shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preference shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the preference shares so redeemed. Whenever we redeem preference shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing preference shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preference shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preference shares on the basis described in an applicable prospectus supplement for such series of preference shares, but holders of whole preference shares will not thereafter be entitled to deposit the preference shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole preference shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preference Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited preference shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preference shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preference shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preference shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preference shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the preference shares to the extent it does not receive specific instructions from the holder of depositary shares representing the preference shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing preference shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preference shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preference shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed;

•	each preference share has been converted into other preference shares or has been exchanged for debt securities; or

•	a final distribution in respect of the preference shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Endurance Holdings.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preference shares and any redemption of the preference shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preference shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preference shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities, including ordinary shares and preference shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which, and the period during, the debt warrants will be issued;

•	any provisions for changes or adjustments in the exercise price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants that may be exercised at any time;

•	the current amount of debt warrants outstanding;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	a discussion of any material United States federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include preference shares or ordinary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the preference shares or ordinary shares with which the warrants are issued, and the number of the warrants issued with each share of preference shares or ordinary shares;

•	if applicable, the date on and after which the warrants and the related preference shares or ordinary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of preference shares or ordinary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

Each declaration will authorize the trustees of each Capital Trust to issue on behalf of the Capital Trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

You should refer to the applicable prospectus supplement relating to the trust preferred securities of each Capital Trust for specific terms, including:

•	the distinctive designation of trust preferred securities;

•	the number of trust preferred securities issued by the Capital Trust;

•	the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•	whether distributions on trust preferred securities issued by the Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the Capital Trust will be cumulative;

•	the amount or amounts that will be paid out of the assets of the Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the Capital Trust;

•	the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•	the obligation, if any, of the Capital Trust to purchase or redeem trust preferred securities issued by the Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•	the voting rights, if any, of trust preferred securities issued by the Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the Capital Trust that are consistent with the applicable declaration or applicable law.

Pursuant to the declaration, the Institutional Trustee will own our debt securities purchased by the applicable Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any Capital Trust, will be guaranteed by us to the extent described below under “Trust Guarantees.”

Specific United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each Capital Trust will also issue one series of trust common securities. Each declaration will authorize the administrative trustees of a Capital Trust to issue on behalf of the Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the Institutional Trustee.

Trust Guarantees

Below is a summary of information concerning the trust guarantees that will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indenture or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you. A copy of the form of the trust guarantees has been filed as an exhibit to the registration statement of which this prospectus is a part.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each Capital Trust, the trust guarantee payments (as defined below), except to the extent paid by the Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the Capital Trust will have funds legally available;

•	the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the Capital Trust; and

•	upon a liquidation of the Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the Capital Trust, the lesser of:

•	the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Capital Trust will have funds legally available; and

•	the amount of assets of the Capital Trust remaining available for distribution to the holders of the Capital Trust’s trust preferred securities in liquidation of the Capital Trust.

Covenants of Endurance Holdings. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•	make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us which rank pari passu or junior to the debt securities owned by the Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•	purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including cash or share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes that do not adversely affect the rights of trust preferred securities holders of any Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees. Each trust guarantee will end as to the trust preferred securities issued by the Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the Institutional Trustee to be held for the benefit of the trust preferred securities of the applicable Capital Trust. The Institutional Trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the Institutional Trustee.

If the Institutional Trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The applicable prospectus supplement will set out the status of the trust guarantee.

Expenses of the Capital Trust

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the Capital Trusts, other than obligations of the Capital Trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our ordinary shares, preference shares or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of ordinary shares, preference shares or depositary shares. The price per share of our ordinary shares, preference shares or depositary shares and number of shares of our ordinary shares may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; (c) preference shares; and/or (d) debt securities, trust preferred securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or ordinary shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, ordinary shares, preference shares or depositary shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.

MATERIAL TAX CONSIDERATIONS

The following summary of material tax considerations applicable to Endurance Holdings and its operating subsidiaries and the taxation of an investment in our ordinary shares and debt securities is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. This summary does not address the taxation of an investment in any securities other than our ordinary shares and debt securities. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement. Prospective investors should carefully examine the related prospectus supplement and should consult their professional advisors concerning the possible tax consequences of an investment in ordinary shares, debt securities or any other securities under the laws of their countries of citizenship, residence or domicile.

Certain Bermuda Tax Considerations

The following is a summary of certain Bermuda income tax considerations under current law and is based upon the advice of ASW Law Limited, our Bermuda counsel.

Currently, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us. Currently, there is no Bermuda withholding or other tax on principal or interest paid to holders of debt securities, other than holders ordinarily resident in Bermuda, if any. There can be no assurance that we will not be subject to any such tax in the future.

Endurance Bermuda has received written assurance dated May 16, 2011 and Endurance Holdings has received written assurance dated May 17, 2011 from the Minister under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax would not be applicable to Endurance Bermuda or Endurance Holdings or to any of their respective operations, shares, debentures or obligations until March 31, 2035; provided, that the assurance is subject to the condition that it will not be construed to prevent the application of such tax to people ordinarily resident in Bermuda, or to prevent the application of any taxes payable by Endurance Bermuda or Endurance Holdings in respect of real property or leasehold interests in Bermuda held by them.

Certain United Kingdom Tax Considerations

Endurance U.K. is a company incorporated in the United Kingdom and is resident in the United Kingdom for United Kingdom corporation tax purposes. Endurance U.K. is subject to United Kingdom corporation tax on its worldwide profits, subject to the availability of applicable exemptions. The current mainstream rate of United Kingdom corporation tax is 21%; this is due to reduce to 20% as of April 1, 2015. Currently, no United Kingdom withholding tax applies to dividends paid by Endurance U.K. United Kingdom withholding tax may apply to certain payments of interest by Endurance U.K. up to a rate of 20%.

Certain United States Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations relating to Endurance Holdings and its operating subsidiaries in Bermuda, the United States and the United Kingdom and the ownership of ordinary shares and debt securities.

This summary is based upon the Code, the regulations promulgated thereunder, rulings and other administrative pronouncements issued by the United States Internal Revenue Service (the “IRS”), judicial decisions, the tax treaty between the United States and Bermuda (the “Bermuda Treaty”) and the tax treaty between the United States and the United Kingdom (the “U.K. Treaty”), all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of such investor’s investment or tax circumstances, or to investors subject to special tax rules, such as tax-exempt organizations, brokers and dealers in securities and currencies, banks and other financial institutions, insurance companies, persons that hold ordinary shares or debt securities that are a hedge or that are hedged against interest rate or insurance risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. In addition, this summary generally does not address U.S. federal non-income tax consequences (e.g., the Medicare contribution tax) or any aspect of state, local or foreign tax law. Prospective investors should consult their tax advisors concerning the consequences, in their particular circumstances, of the ownership of ordinary shares and debt securities under U.S. federal, state, local and other tax laws.

United States Taxation of Endurance Holdings and its subsidiaries

Our intent has been and continues to be to operate Endurance Holdings and its non-U.S. subsidiaries in such a manner that they will not be considered to be conducting business within the United States for purposes of U.S. federal income taxation. Whether business is being conducted in the United States is an inherently factual determination. Because the Code, regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, there can be no assurance that the IRS will not contend successfully that Endurance Holdings, Endurance Bermuda and/or Endurance U.K. are or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. federal income tax (at a current maximum rate of 35%), as well as a 30% branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of an applicable tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is entitled to deductions and credits only if it timely files a U.S. federal income tax return. Endurance Holdings, Endurance Bermuda and Endurance U.K. have in the past and intend to continue to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax.

If Endurance Bermuda is entitled to the benefits under the Bermuda Treaty, it will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. Endurance Bermuda intends to conduct its activities so as not to have a permanent establishment in the United States, although there can be no assurance that it will achieve this result. An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (i) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (ii) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens.

Foreign insurance companies that conduct an insurance business within the United States must maintain a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Endurance Bermuda is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Bermuda Treaty, either because it fails to satisfy one of the limitations on Bermuda Treaty benefits described above or because Endurance Bermuda is considered to have a U.S. permanent establishment, a significant portion of Endurance Bermuda’s premium and investment income could be subject to

U.S. federal income tax. In addition, while the Bermuda Treaty clearly applies to premium income, it is not clear whether it applies to other income, such as investment income. Consequently, if Endurance Bermuda is considered to be engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Bermuda Treaty, but the Bermuda Treaty is interpreted so as not to apply to investment income, a significant portion of Endurance Bermuda’s investment income could be subject to U.S. federal income tax even if Endurance Bermuda does not maintain a permanent establishment in the United States.

Under the U.K. Treaty, Endurance U.K., if entitled to the benefits of the U.K. Treaty, will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Endurance U.K. intends to continue to conduct its activities in a manner so that it does not have a permanent establishment in the United States, although we cannot predict whether we will achieve this result. Endurance U.K. will be entitled to the benefits of the U.K. Treaty if (i) during at least half of the days in the relevant taxable period, at least 50% of Endurance U.K.’s stock is beneficially owned, directly or indirectly, by citizens or residents of the United States and the United Kingdom, and less than 50% of Endurance U.K.’s gross income for the relevant taxable period is paid or accrued, directly or indirectly, to persons who are not U.S. or U.K. residents in the form of payments that are deductible for purposes of U.K. taxation or (ii) with respect to specific items of income, profit or gain derived from the United States, if such income, profit or gain is considered to be derived in connection with, or incidental to, Endurance U.K.’s business conducted in the United Kingdom.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. withholding tax at a rate of 30% of the gross amount of certain “fixed or determinable annual or periodical gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments), subject to reduction by applicable treaties.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to Endurance Bermuda is 4% for casualty insurance premiums and 1% for reinsurance premiums. The excise tax will not apply to premiums paid to Endurance U.K., if Endurance U.K. is entitled to the benefits of the U.K. Treaty, and certain other requirements are met.

Endurance U.S. Reinsurance, Endurance American, Endurance American Specialty and Endurance Risk Solutions are Delaware corporations and ARMtech is a Texas corporation. Each will be subject to taxation in the United States at regular corporate rates. Dividends paid by Endurance U.S. Holdings Corp. to Endurance Bermuda will be subject to U.S. withholding tax at the rate of 30%.

United States Taxation of Holders of Ordinary Shares

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of ordinary shares. This summary assumes that an investor will acquire and hold ordinary shares as capital assets, which generally means as property held for investment. Any special U.S. federal income tax considerations relevant to a particular issue of ordinary shares will be provided in the applicable prospectus supplement. Purchasers of such ordinary shares should carefully examine the applicable prospectus supplement and consult their tax advisors.

For U.S. federal income tax purposes and for purposes of the following discussion, a “U.S. Person” means (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, or a partnership, or other entity treated as a partnership for U.S. federal income tax purposes, in each case created or organized in the United States or under the laws of United States or of any of its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect to be treated as a U.S. Person for U.S. federal income tax purposes. A “non-U.S. Person” is a nonresident alien individual, or a corporation, estate or trust that is not a U.S. Person.

If a partnership (including a partnership that is a “U.S. Person,” as defined above) holds ordinary shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires ordinary shares, you should consult your tax advisor.

Shareholders Who Are U.S. Persons

Dividends. Distributions with respect to ordinary shares will be treated as ordinary dividend income to the extent of Endurance Holdings’ current or accumulated earnings and profits as determined for U.S. federal income tax purposes, subject to the discussion below relating to the potential application of the “controlled foreign corporation” (“CFC”), “related person insurance income” (“RPII”), and “passive foreign investment company” (“PFIC”) rules. These dividends should constitute “qualified dividend income” as defined in Section 1(h)(11)(B) of the Code and, thus, certain shareholders (such as individuals) should be entitled to the current maximum preferential federal income tax rate of 20% applicable to “qualified dividends,” provided that certain holding period requirements are satisfied and certain other conditions are met, and provided further that we are not considered a PFIC.

Dividends with respect to Endurance Holdings’ ordinary shares will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. The amount of any distribution that exceeds Endurance Holdings’ current and accumulated earnings and profits first will be applied to reduce a holder’s tax basis in the ordinary shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of such holder’s shares.

Classification of Endurance Holdings, Endurance U.K. or Endurance Bermuda as a Controlled Foreign Corporation. Each “10% U.S. Shareholder” of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and who owns shares in the CFC directly, or indirectly through foreign entities, in such corporation on the last day, in such year, in which such corporation is a CFC must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. A foreign corporation is considered a CFC if “10% U.S. Shareholders” own (directly, indirectly through foreign entities or constructively pursuant to the application of certain constructive ownership rules) more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or the total value of all stock of such corporation. For purposes of taking into account insurance income, a CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned (directly, indirectly through foreign entities or constructively pursuant to the application of certain constructive ownership rules) by 10% U.S. Shareholders, on any day during the taxable year of such corporation, generally, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance contracts exceeds 75% of the gross amount of all premiums or other consideration in respect of all risks.

A 10% U.S. Shareholder is a U.S. Person who owns or is treated as owning at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. To determine whether a U.S. Person is a 10% U.S. Shareholder, shares actually owned directly or indirectly through foreign entities and shares owned constructively as determined under the Code are taken into account. Pursuant to these constructive ownership rules, a U.S. Person who owns directly or indirectly 10% of the value of the shares of Endurance Holdings could be treated as a 10% U.S. Shareholder of any of its non-U.S. subsidiaries even if such U.S. Person owns less than 10% of the voting power of such shares. Due to the anticipated dispersion of Endurance Holdings’ share ownership among holders, its bye-law provisions that impose limitations on the concentration of voting power of any shares that are entitled to vote and authorize the board of directors of Endurance Holdings to repurchase such shares under certain circumstances and other factors, no U.S. Person that owns shares in

Endurance Holdings directly or indirectly through foreign entities should be subject to treatment as a 10% U.S. Shareholder of a CFC. There can be no assurance, however, that the IRS will not challenge the effectiveness of these bye-law provisions for purposes of preventing 10% U.S. Shareholder status and that a court will not sustain such challenge.

RPII Companies. The CFC rules also apply to certain insurance companies that earn “related person insurance income.” If the RPII rules were to apply to Endurance U.K. or Endurance Bermuda, a U.S. Person who owns ordinary shares of Endurance Holdings, directly or indirectly through foreign entities on the last day of the company’s taxable year would be required to include in its gross income for U.S. federal income tax purposes its pro rata share of Endurance U.K.’s or Endurance Bermuda’s RPII for the entire taxable year, regardless of whether such RPII is distributed. For purposes of the RPII rules, Endurance U.K. or Endurance Bermuda will be treated as a CFC if “RPII Shareholders” collectively own directly, indirectly through foreign entities or by application of the constructive ownership rules 25% or more of the stock of Endurance U.K. or Endurance Bermuda by vote or value. RPII is defined as any “insurance income” attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “RPII Shareholder” of the foreign corporation or a “related person” to such RPII Shareholder. In general, and subject to certain limitations, “insurance income” is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the portions of the Code relating to insurance companies if the income were the income of a domestic insurance company.

A “RPII Shareholder” is any U.S. Person who owns, directly or indirectly through foreign entities, any amount (rather than stock possessing 10% or more of the total combined voting power) of Endurance U.K.’s or Endurance Bermuda’s stock, and “related person” means someone who controls or is controlled by the RPII Shareholder or someone who is controlled by the same person or persons which control the RPII Shareholder. “Control” is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation.

RPII Exceptions. The special RPII rules do not apply if (i) direct or indirect insureds and persons related to such insureds, whether or not U.S. Persons, own, directly or indirectly, less than 20% of the voting power and less than 20% of the value of the stock of Endurance U.K. or Endurance Bermuda, as applicable (the “20% Ownership Exception”), (ii) RPII, determined on a gross basis, is less than 20% of Endurance U.K.’s or Endurance Bermuda’s gross insurance income for the taxable year, as applicable (the “20% Gross Income Exception”), (iii) Endurance U.K. or Endurance Bermuda elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to RPII and meets certain other requirements or (iv) Endurance U.K. or Endurance Bermuda elects to be treated as a U.S. corporation. Our intent has been and continues to be to operate Endurance Bermuda and Endurance U.K. in a manner that is intended to ensure that each qualifies for the 20% Gross Income Exception. It is possible that neither Endurance Bermuda nor Endurance U.K. will be successful in qualifying under this exception.

If none of these exceptions applies, each U.S. Person who directly or indirectly through foreign entities owns shares in Endurance Holdings (and therefore, indirectly in Endurance U.K. and Endurance Bermuda) on the last day of Endurance Holdings’ taxable year, will be required to include in its gross income for U.S. federal income tax purposes its share of RPII of Endurance U.K. and/or Endurance Bermuda, as applicable, for the entire taxable year. This inclusion will be determined as if such RPII were distributed proportionately only to such U.S. Persons holding shares in Endurance Holdings at that date. The inclusion will be limited to the current-year earnings and profits of Endurance U.K. or Endurance Bermuda, as applicable, reduced by the shareholder’s pro rata share, if any, of certain prior year deficits in earnings and profits.

Basis Adjustments. A RPII Shareholder’s tax basis in its Endurance Holdings ordinary shares will be increased by the amount of any RPII or other subpart F income that the shareholder includes in income. Any distributions made by Endurance Holdings out of previously taxed RPII income or other subpart F income will be exempt from further tax in the hands of the RPII Shareholder. The RPII Shareholder’s tax basis in its ordinary shares will be reduced by the amount of any distributions that are excluded from income under this rule.

Uncertainty as to Application of RPII. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the RPII rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and their application to Endurance U.K. and Endurance Bermuda is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe “such regulations as may be necessary to carry out the purposes of this subsection, including regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the IRS will not challenge any determinations by Endurance U.K. or Endurance Bermuda as to the amount, if any, of RPII that should be includible in income or that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Prospective investors should consult their tax advisors as to the effects of these uncertainties.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required with respect to (i) a person who is treated as a RPII Shareholder, (ii) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last of that year and (iii) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation, and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which Endurance Holdings determines that gross RPII constitutes 20% or more of Endurance U.K.’s or Endurance Bermuda’s gross insurance income and the 20% Ownership Exception does not apply, Endurance Holdings intends to mail to all U.S. Persons registered as holders of its ordinary shares IRS Form 5471, completed with information from Endurance Holdings, for attachment to the U.S. federal income tax returns of such shareholders. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a RPII Shareholder also must file IRS Form 5471 in the circumstances described above. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including RPII, that is includible in income by the tax-exempt entity as unrelated business taxable income.

Dispositions of Ordinary Shares. Subject to the discussions below relating to the potential application of Code Section 1248 or the “PFIC” rules, any gain or loss realized by a U.S. Person on the sale or other disposition of ordinary shares will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized upon such sale or exchange and such person’s tax basis in the shares. If the holding period for these shares exceeds one year at the time of the disposition, any gain will be subject to tax at a current maximum marginal tax rate of 20% for individuals and 35% for corporations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute “passive income” for foreign tax credit limitation purposes. The deductibility of capital losses is subject to certain limitations.

Code Section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as ordinary income to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs.

Code Section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for RPII purposes and would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% U.S. Shareholder or whether the 20% Gross Income Exception or the 20% Ownership Exception applies. Regulations do not specifically address whether or how Code Section 1248 would apply to disposition of shares of stock in a foreign corporation that is not a CFC and does not directly engage in an insurance business, but has a subsidiary that is a CFC and that would be taxed as an insurance company if it were a domestic corporation. Endurance Holdings believes, however, that the application of Code Section 1248 under the RPII rules should not apply to the disposition of ordinary shares because Endurance Holdings is not directly engaged in the insurance business. There can be no assurance, however, that the IRS will not interpret the proposed regulations in a contrary manner or that the U.S. Treasury Department will not amend the regulations to provide that these rules will apply to dispositions of ordinary shares. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of ordinary shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a PFIC during a given year if (i) 75% or more of its gross income constitutes “passive income” or (ii) 50% or more of its assets produce passive income.

For purposes of the PFIC determination, passive income generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions, however, contain an express exception for income derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Endurance Holdings expects for purposes of the PFIC rules that each of Endurance U.K. and Endurance Bermuda will be predominantly engaged in an insurance business and is unlikely to have financial reserves in excess of the reasonable needs of its insurance business. Accordingly, neither expects to be treated as a PFIC for U.S. federal income tax purposes. There can be no assurances, however, that this will be the case. The PFIC statutory provisions contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received “directly its proportionate share of the income. . .” and as if it “held its proportionate share of the assets…” of any other corporation in which it owns at least 25% by value of the shares. While no explicit guidance is provided by the statutory language, under this look-through rule Endurance Holdings should be deemed to own the assets and to have received the income of its insurance subsidiaries directly for purposes of determining whether it qualifies for the insurance exception. Consequently, Endurance Holdings does not expect to be treated as a PFIC for U.S. federal income tax purposes. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provision. Nevertheless, there are currently no Treasury regulations regarding the application of the PFIC provisions to an insurance company, and new Treasury regulations or pronouncements interpreting or clarifying these rules may be forthcoming. In addition, the determination of PFIC status is fundamentally factual in nature, depends on the application of complex U.S. federal income tax rules that are subject to differing interpretations, and generally cannot be determined until the close of the taxable year in question. Therefore, there can be no assurance that the IRS will not challenge this position or that a court will not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the PFIC rules and the possible obligation to comply with any U.S. federal income tax reporting requirements, including filing IRS Form 8621.

If Endurance Holdings were characterized as a PFIC during a given year, U.S. Persons owning ordinary shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their shares, unless such shareholders made a “qualified electing fund election” or “mark-to-market” election.” It is uncertain that Endurance Holdings would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

Other. Except as discussed below with respect to backup withholding, dividends paid by Endurance Holdings will not be subject to U.S. withholding tax.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of dividends with respect to our ordinary shares and the proceeds from a sale or other disposition of such shares unless the shareholder establishes an exemption from the information reporting rules. A U.S. Person holding ordinary shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Person will be allowed as a credit against the U.S. Person’s U.S. federal income tax liability and may entitle such person to a refund, provided that the required information is furnished to the IRS.

Shareholders Who Are Non-U.S. Persons

Dividends, Sales, Exchanges and Other Dispositions. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. Person will not be subject to U.S. federal income or withholding tax with respect to payments of dividends on, or gain upon the disposition of, the ordinary shares unless (i) the dividends or gain is effectively connected with the conduct by the non-U.S. Person of a trade or business in the United States or (ii) in the case of gain upon the disposition of shares, the non-U.S. Person is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met. Nonresident alien individuals will not be subject to U.S. estate tax with respect to ordinary shares.

Dividends or gain that is effectively connected with the conduct by a non-U.S. Person of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the shareholder maintains in the United States) generally will be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. Person. In addition, if such non-U.S. Person is a non-U.S. corporation for U.S. federal income tax purposes, such dividends or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the ordinary shares are held by a non-U.S. Person through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the shares are held by a non-U.S. Person through a U.S. (or U.S. related) broker or financial institution and the non-U.S. Person fails to provide appropriate information. Non-U.S. Persons should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

United States Taxation of Holders of Debt Securities

The following summary sets forth the material U.S. federal income tax considerations related to the purchase, ownership and disposition of the debt securities. This summary assumes that an investor will acquire debt securities at their original issue price and hold our debt securities as capital assets, which generally means as property held for investment. Any special U.S. federal income tax considerations relevant to a particular issue of debt securities, including any debt securities issued in a currency other than U.S. dollars, issued with “original issue discount” or notes providing for contingent payments, will be provided in the applicable prospectus supplement. Purchasers of such debt securities should carefully examine the applicable prospectus supplement and should consult their tax advisors with respect to such debt securities.

For U.S. federal income tax purposes and for purposes of the following discussion, a “U.S. holder” means a beneficial owner of debt securities that is (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized under the laws of the United States or of any of its political subdivisions, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (y) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner of debt securities who is a nonresident alien individual or a corporation, estate or trust that is not a U.S. holder.

If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership that acquires our debt securities, you should consult your tax advisor.

U.S. Holders of Debt Securities

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. holders, general category income.

Sale, Exchange, Redemption and Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest which will be taxable as interest) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security, in general, will equal the cost of such debt security. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the debt security exceeds one year at the time of the disposition of such debt security. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain recognized on the disposition of the debt security compared to rates that may apply to ordinary income. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the U.S. holder of the debt securities establishes an exemption from the information reporting rules. A U.S. holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders of Debt Securities

Interest and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless (i) the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States or (ii) in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a non-U.S. corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

PLAN OF DISTRIBUTION

We and/or each of the Capital Trusts may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and any applicable prospectus supplement, and subject to receiving the prior written consent of the BMA, if required, sell securities covered by this prospectus and any applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, if required, we may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement.

Any applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers, agents or guarantors and the amounts of securities underwritten or purchased by each of them, if any;

•	if any, any material relationship with the underwriter and the nature of such relationship;

•	the public offering price or purchase price of the securities and the proceeds to us and/or the Capital Trusts and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any;

•	any securities exchanges on which the securities may be listed, if any; and

•	the manner in which results of the distribution are to be made public, and when appropriate, the manner for refunding any excess amount paid (including whether interest will be paid).

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the Capital Trusts may sell the securities through agents from time to time. If required by applicable law, any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the Capital Trusts pay to them. Generally, unless otherwise indicated

in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We and the Capital Trusts may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the Capital Trusts at the public offering price set forth in any applicable prospectus supplement or other prices pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in any applicable prospectus supplement, and any applicable prospectus supplement will set forth any commissions we and/or the Capital Trusts pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in any applicable prospectus supplement.

We may sell equity securities in an offering “at the market,” as defined in Rule 415 under the Securities Act. A post-effective amendment to this Registration Statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us and/or the Capital Trusts against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the Capital Trusts in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.endurance.bm as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

This prospectus relates to a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its web site.

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	our Current Reports on Form 8-K, filed November 26, 2014, June 27, 2014, June 9, 2014, June 6, 2014, June 2, 2014, May 23, 2014, April 14, 2014 and February 28, 2014 (other than the portions of those documents not deemed to be filed).

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Endurance Specialty Holdings Ltd.

Office of the Secretary

Waterloo House

100 Pitts Bay Road

Pembroke HM 08, Bermuda

(441) 278-0400

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Bermuda law in connection with this offering will be passed upon for us by ASW Law Limited, Hamilton, Bermuda, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Endurance Specialty Holdings Ltd. appearing in Endurance Specialty Holdings Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including schedules appearing therein), and the effectiveness of Endurance Specialty Holdings Ltd.’s internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young Ltd., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL

SECURITIES LAWS AND OTHER MATTERS

Endurance Holdings was incorporated under the laws of Bermuda. In addition, some of its directors and officers reside outside the United States, and all or a substantial portion of their assets and its assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against Endurance Holdings, or such directors and officers or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws against them. Further, it may not be possible to bring a claim in Bermuda against Endurance Holdings or its directors and officers for violation of U.S. federal securities laws because these laws may have no extraterritorial application under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on Endurance Holdings or its directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law. However, Endurance Holdings may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of securities made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

We have been advised by ASW Law Limited, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against Endurance Holdings or its directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or whether proceedings could be commenced in the courts of Bermuda against Endurance Holdings or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by ASW Law Limited that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to public policy. It is the advice of ASW Law Limited that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda Court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003, and Exchange Control Act 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific permission is required from the Bermuda Monetary Authority (“BMA”), pursuant to the provisions of the Exchange Control Act 1972 and its related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA, in its policy notice to the public dated June 1, 2005, provides that where any equity securities, which would include our ordinary shares, of a Bermuda company are listed on an appointed stock exchange (the New York Stock Exchange is deemed to be an appointed stock exchange under Bermuda law), general permission is given for the issue and subsequent transfer of any securities of a company from and/or to a non resident, for as long as any equity securities of the company remain so listed. Notwithstanding the above general permission, the BMA has granted us permission to, subject to our ordinary or voting shares being listed on an appointed stock exchange, issue, grant, create, sale and transfer any of our shares, stock, bonds, notes (other than promissory notes), debentures, debenture stock, units under a unit trust scheme, shares in an oil royalty, options, warrants, coupons, rights and depository receipts, collectively, the “Securities,” to and among persons who are either resident or non-resident of Bermuda for exchange control purposes, whether or not the Securities are listed on an appointed stock exchange.

The BMA consent referred to above covers the issue and free transferability of our Securities being offered pursuant to this prospectus and any prospectus supplement.

Endurance Specialty Holdings Ltd.

8,000,000 Depositary Shares

Each Representing a 1/1,000th Interest in a Share of 6.350% Non-Cumulative Preferred Shares, Series C

Prospectus Supplement

Joint Book-Running Managers

Morgan Stanley	Wells Fargo Securities

Co-Managers

Barclays	BMO Capital Markets	Deutsche Bank Securities	HSBC	J.P. Morgan	ING	Lloyds Securities

November 17, 2015